                                                                   EXHIBIT 10.36
================================================================================

                       [LOGO OF CHASE MANHATTAN BANK] 1



                               CREDIT AGREEMENT


                                  dated as of


                               December 31, 1997


                                     among


                          ALEXANDER HAAGEN PROPERTIES
                          OPERATING PARTNERSHIP, L.P.
                                  as Borrower


                           The Lenders Party Hereto


                                      and


                           THE CHASE MANHATTAN BANK,
                            as Administrative Agent

                          ___________________________

                            CHASE SECURITIES INC.,
                                  as Arranger

                       CREDIT LYONNAIS, NEW YORK BRANCH,
                             as Syndication Agent

                                      and

                                   CIBC INC.
                            as Documentation Agent

================================================================================

                               TABLE OF CONTENTS
                               -----------------

ARTICLE I

                                  Definitions
                                  -----------
     SECTION 1.01.  Defined Terms.......................................  2
     SECTION 1.02.  Classification of Loans and Borrowings.............. 30
     SECTION 1.03.  Terms Generally..................................... 30
     SECTION 1.04.  Accounting Terms; GAAP.............................. 31

ARTICLE II

                     The Credits; Conversion to Unsecured
                     ------------------------------------
     SECTION 2.01.  Commitments......................................... 31
     SECTION 2.02.  Loans and Borrowings................................ 31
     SECTION 2.03.  Requests for Borrowings............................. 32
     SECTION 2.04.  Intentionally Deleted............................... 32
     SECTION 2.05.  Intentionally Deleted............................... 32
     SECTION 2.06.  Letters of Credit................................... 33
     SECTION 2.07.  Funding of Borrowings............................... 36
     SECTION 2.08.  Interest Elections.................................. 37
     SECTION 2.09.  Termination and Reduction of Commitments............ 38
     SECTION 2.10.  Repayment of Loans; Evidence of Debt................ 39
     SECTION 2.11.  Prepayment of Loans; Release of Mortgaged
                       Property/Subsidiary Guaranty..................... 39
     SECTION 2.12.  Fees................................................ 41
     SECTION 2.13.  Interest............................................ 42
     SECTION 2.14.  Alternate Rate of Interest.......................... 43
     SECTION 2.15.  Increased Costs..................................... 43
     SECTION 2.16.  Break Funding Payments.............................. 44
     SECTION 2.17.  Taxes............................................... 45
     SECTION 2.18.  Payments Generally; Pro Rata
                       Treatment; Sharing of Set-offs................... 46
     SECTION 2.19.  Mitigation Obligations; Replacement of Lenders...... 48
     SECTION 2.20.  Conversion to Unsecured Facility.................... 48

ARTICLE III

                        Representations and Warranties
                        ------------------------------
     SECTION 3.01.  Organization; Powers................................ 49
     SECTION 3.02.  Authorization; Enforceability....................... 49
     SECTION 3.03.  Governmental Approvals; No Conflicts................ 49
     SECTION 3.04.  Financial Condition; No Material Adverse Change..... 50
     SECTION 3.05.  Properties.......................................... 50
     SECTION 3.06.  Litigation and Environmental Matters................ 52

     SECTION 3.07.  Compliance with Laws and Agreements................  54
     SECTION 3.08.  Investment and Holding Company Status..............  54
     SECTION 3.09.  Taxes..............................................  54
     SECTION 3.10.  ERISA..............................................  54
     SECTION 3.11.  Disclosure.........................................  55
     SECTION 3.12.  Insurance..........................................  55
     SECTION 3.13.  REIT Status........................................  55
     SECTION 3.14.  Ownership of Projects, Minority Holdings and
                        Property.......................................  55

ARTICLE IV

                                  Conditions
                                  ----------
     SECTION 4.01.  Effective Date.....................................  55
     SECTION 4.02.  Each Credit Event..................................  58

ARTICLE V

                             Affirmative Covenants
                             ---------------------
     SECTION 5.01.  Financial Statements and Other Information.........  59
     SECTION 5.02.  Notices of Material Events.........................  61
     SECTION 5.03.  Existence; Conduct of Business.....................  64
     SECTION 5.04.  Payment of Obligations.............................  64
     SECTION 5.05.  Maintenance of Properties; Insurance...............  64
     SECTION 5.06.  Books and Records; Inspection Rights...............  64
     SECTION 5.07.  Compliance with Laws...............................  64
     SECTION 5.08.  Use of Proceeds and Letters of Credit..............  65
     SECTION 5.09.  Company Status.....................................  65
     SECTION 5.10.  Ownership of Projects, Minority Holdings and
                        Property.......................................  65
     SECTION 5.11.  Intentionally Deleted..............................  65
     SECTION 5.12.  Environmental Matters..............................  65
     SECTION 5.13.  Borrowing Base Determination/ Requirements.........  66
     SECTION 5.14.  Equity Infusion Requirement........................  68

ARTICLE VI

                              Negative Covenants
                              ------------------
     SECTION 6.01.  Indebtedness and Other Financial Covenants.........  68
     SECTION 6.02.  Liens..............................................  70
     SECTION 6.03.  Fundamental Changes................................  70
     SECTION 6.04.  Investments, Loans, Advances, Guarantees and
                        Acquisitions...................................  71
     SECTION 6.05.  Hedging Agreements.................................  71
     SECTION 6.06.  Transactions with Affiliates.......................  72
     SECTION 6.07.  Intentionally Deleted..............................  72
     SECTION 6.08.  Margin Regulations; Securities Laws................  72
     SECTION 6.09.  Negative Covenants of the Company..................  72

     SECTION 6.10.  Environmental Matters..............................  72

ARTICLE VII

                              Events of Default
                              -----------------

ARTICLE VIII

                              The Administrative Agent
                              ------------------------

ARTICLE IX

                                 Miscellaneous
                                 -------------
     SECTION 9.01.  Notices............................................  78
     SECTION 9.02.  Waivers; Amendments................................  78
     SECTION 9.03.  Expenses; Indemnity; Damage Waiver.................  79
     SECTION 9.04.  Successors and Assigns.............................  81
     SECTION 9.05.  Survival...........................................  83
     SECTION 9.06.  Counterparts; Integration; Effectiveness...........  83
     SECTION 9.07.  Severability.......................................  83
     SECTION 9.08.  Right of Set-off...................................  84
     SECTION 9.09.  Governing Law; Jurisdiction; Consent to Service of
                        Process........................................  84
     SECTION 9.10.  Waiver of Jury Trial...............................  84
     SECTION 9.11.  Headings...........................................  85
     SECTION 9.12.  Confidentiality....................................  85
     SECTION 9.13.  Interest Rate Limitation...........................  86

SCHEDULES:

Schedule 2.01 --     Commitments
Schedule 3.02(b) --    Ownership Structure
Schedule 3.04 --     Existing Indebtedness
Schedule 3.05(a) --    Real Property
Schedule 3.05(b) --    Leased Properties
Schedule 3.06 --     Disclosed Matters
Schedule 3.12 --     Insurance
Schedule 5.13 --     Initial Mortgaged Properties



EXHIBITS:

Exhibit A --         Form of Note
Exhibit B --         Form of Assignment and Acceptance
Exhibit C --         Form of Borrowing Base Certificate
Exhibit D --         Form of Compliance Certificate
Exhibit E --         Form of Opinion of Borrower's Counsel
Exhibit F --         Form of Subordination and Attornment Agreement
Exhibit G --         Form of Subsidiary Guaranty
Exhibit H --         Form of Letter Agreement
Exhibit I --         Form of Due Diligence Request Form
Exhibit J --         Approved Environmental Consultants List
Exhibit K --         Scope of Work Requirements
Exhibit L --         Form of Reliance Letter

              CREDIT AGREEMENT dated as of December 31, 1997 among ALEXANDER HAAGEN PROPERTIES OPERATING PARTNERSHIP, L.P., as Borrower, the LENDERS party hereto, and THE CHASE MANHATTAN BANK, as Administrative Agent.

              The parties hereto agree as follows:


                                   ARTICLE I

                                  Definitions
                                  -----------

              SECTION 1.01. Defined Terms. As used in this Agreement, the
                            -------------
following terms have the meanings specified below:

              "ABR", when used in reference to any Loan or Borrowing, refers to
               ---
whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

              "Adjusted EBITDA" means, for any Person, for any period, (i)
               ---------------
EBITDA for such person, for such period, as adjusted to eliminate the straight-lining of rents, less (ii) the Capital Expenditure Deduction Amount for such
                 ----
Person's Projects for such period.

              "Adjusted LIBO Rate" means, with respect to any Eurodollar
               ------------------
Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

              "Adjusted NOI" means, for any period, (a) with respect to any
               ------------
Project owned by the Consolidated Businesses, the NOI relating to such Project for such period less (i) the Capital Expenditure Reserve Amount relating to such
                ----
Project, and (ii) a management fee of three percent (3%) of gross revenues from such Project; and (b) with respect to any Project owned by a Minority Holding, the portion allocable to the Borrower, in accordance with GAAP, of the NOI relating to such Project for such period less (i) the Capital Expenditure
                                         ----
Reserve Amount relating to such Project, and (ii) a management fee of three percent (3%) of gross revenues from such Project, in each case for such period.

              "Administrative Agent" means The Chase Manhattan Bank, in its
               --------------------
capacity as administrative agent for the Lenders hereunder, and any successor thereto under this Agreement.

              "Administrative Questionnaire" means an Administrative
               ----------------------------
Questionnaire in a form supplied by the Administrative Agent.

              "Affiliate" means, with respect to a specified Person, another
               ---------
Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

              "Aggregate Value" means, (a) at any time prior to the Conversion
               ---------------
Date, with
respect to the Mortgaged Properties, at any date, the aggregate value thereof to be calculated as follows:

               (i) with respect to Mortgaged Properties owned for not less than four (4) fiscal quarters, as of the first day of each fiscal quarter for the immediately preceding consecutive four (4) fiscal quarters, an amount equal to Adjusted NOI relating to such Mortgaged Properties for such period divided by 9.5%;
            ------- --

               (ii) with respect to Mortgaged Properties owned for less than four (4) fiscal quarters, an amount equal to the Appraised Value for such Mortgaged Properties; and

          (b) at any time from and after the Conversion Date, at any date, the aggregate value of all Eligible Projects to be calculated as follows:

          (i)  with respect to Eligible Projects owned for not less than four
(4) fiscal quarters, as of the first day of each fiscal quarter for the immediately preceding consecutive four (4) fiscal quarters, an amount equal to Adjusted NOI relating to such Eligible Projects for such period divided by 9.5%;
                                                                ------- --

         (ii) with respect to Eligible Projects owned for less than four (4) fiscal quarters, an amount equal to Borrower's Investment in such Eligible Project;

provided that, in no event shall more than ten percent (10%) of the Aggregate
-------- ----
Value at any time be attributable to Eligible Projects owned by Eligible Minority Holdings.

         "Agreement" means this Credit Agreement, together with all Exhibits and
          ---------
Schedules hereto, as the same may be further amended, supplemented or otherwise modified from time to time.

         "Alternate Base Rate" means, for any day, a rate per annum equal to the
          -------------------
greatest of (a) the Prime Rate in effect on such day, (b) the Base CD Rate in effect on such day plus 1% and (c) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Base CD Rate or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in the Prime Rate, the Base CD Rate or the Federal Funds Effective Rate, respectively.

         "Applicable Percentage" means, with respect to any Lender, the
          ---------------------
percentage of the total Commitments represented by such Lender's Commitment. If the Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Commitments most recently in effect, giving effect to any assignments.

         "Applicable Rate" means, (a) for any day prior to the Conversion Date,
          ---------------
(i) with respect to any ABR Loan, 0.0%, and (ii) with respect to any Eurodollar Loan, (A) to the extent the outstanding balances of all Loans do not exceed the Outstanding Equity Infusion, and provided the Administrative Agent shall not have received a Notice of Breach, 1.00%, and (B) to the extent the outstanding balances of all Loans do exceed the Outstanding Equity Infusion, or in the event that the Administrative Agent shall have received a Notice of Breach, until the default referred to therein has been cured or waived, 1.375%; or

         (b) for any day commencing on and after the Conversion Date, with respect to any ABR Loan, or Eurodollar Loan, as the case may be, the applicable rate per annum set forth below under the caption "ABR Spread" or "Eurodollar Spread", as the case may be, based upon either:

               (i) the range into which the Leverage Ratio then falls in accordance with the following tables. Any change in the applicable Rate shall be effective as of the financial reporting dates set forth in Section
     5.01 hereof or as of the date of any Borrowing on which the Leverage Ratio changes:



            Leverage Ratio               ABR Spread        Eurodollar Spread
            --------------               ----------        -----------------
            less than 35%                   0.0%                 1.15%
            35%- 45%                        0.0%                 1.25%
            greater than 45%                0.0%                 1.375%

     ; or


          (ii) if either S&P or Moody's shall have in effect a rating for the Index Debt (other than by reason of the circumstances referred to in the last sentence of this definition), the ratings by S&P and Moody's, respectively, applicable on such date to the Index Debt:


            ============================================================
                                          ABR                 Eurodollar
                                          ---                 ----------
            Index Debt Ratings:          Spread                 Spread
            ------------------           ------                 ------
            ------------------------------------------------------------

                Category 1
               -----------
             A-/A3 or better               0.0%                 0.75%
            ------------------------------------------------------------

                Category 2
                ----------
                BBB+/Baa1                  0.0%                 0.90%
            ------------------------------------------------------------

                Category 3
                ----------
                 BBB/Baa2                  0.0%                 1.05%
            ------------------------------------------------------------

                Category 4
                ----------
                BBB-/Baa3                  0.0%                 1.15%
            ============================================================

          For purposes of the foregoing, (A) if the ratings established or deemed to have been established by S&P and Moody's for the Index Debt shall fall within different Categories, the Applicable Rate shall be based on the higher of the two ratings unless one of the two ratings is two or more Categories lower than the other, in which case the Applicable Rate shall be determined by reference to the Category next below that of the higher of the two ratings; and (B) if the ratings established or deemed to have been established by S&P and Moody's for the Index Debt shall be changed (other than as a result of a change in the rating system of S&P or Moody's), such change shall be effective as of the date on which it is first announced by the applicable rating agency. Each change in the Applicable Rate shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change. If the rating system of S&P and Moody's shall change, or if either such rating agency shall cease to be in the business of rating corporate debt obligations, the Borrower and the Lenders shall negotiate in good faith to amend this definition to reflect such changed rating system or the unavailability of ratings from such rating agency and, pending the effectiveness of any such amendment, the Applicable Rate shall be determined by reference to the rating most recently in effect prior to such change or cessation.

          "Appraisal" means an MAI appraisal in compliance with FIRREA using
           ---------
methodologies reasonably acceptable to the Administrative Agent at the time such appraisal is or was made and performed by a qualified and recognized professional appraiser as may be selected or approved by the Administrative Agent, having at least ten (10) years' prior experience in performing real estate appraisals in the geographic area where the property being appraised is located, having a recognized expertise in appraising properties operated as retail shopping centers.

          "Appraised Value" means, with respect to any Eligible Project, the
           ---------------
fair market value therefor as determined by and set forth in the Appraisal relating thereto.

          "Assessment Rate" means, for any day, the annual assessment rate in
           ---------------
effect on such day that is payable by a member of the Bank Insurance Fund classified as "well-capitalized" and within supervisory subgroup "B" (or a comparable successor risk classification) within the meaning of 12 C.F.R. Part 327 (or any successor provision) to the Federal Deposit Insurance Corporation for insurance by such Corporation of time deposits made in dollars at the offices of such member in the United States; provided that if, as a result of
                                             -------- ----
any change in any law, rule or regulation, it is no longer possible to determine the Assessment Rate as aforesaid, then the Assessment Rate shall be such annual rate as shall be determined by the Administrative Agent to be representative of the cost of such insurance to the Lenders.

         "Assignment and Acceptance" means an assignment and acceptance entered
          -------------------------
into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent, in the form of EXHIBIT B or any other form approved by the Administrative Agent.
   ---------

         "Assignment of Leases" means the Assignment of Leases and Rents
          --------------------
Agreement between the Administrative Agent and the Borrower.

         "Availability Period" means the period from and including the Effective
          -------------------
Date to but excluding the earlier of the Maturity Date and the date of termination of the Commitments.

         "Available Credit" means, at any time, an amount equal to (i) the lower
          ----------------
of (A)
the then effective Commitments of the Lenders, and (B) the applicable Borrowing Base at such time, minus (ii) the total Credit Exposure of all the Lenders at
                   -----
such time.

         "Base CD Rate" means the sum of (a) the Three-Month Secondary CD Rate
          ------------
multiplied by the Statutory Reserve Rate plus (b) the Assessment Rate.

         "Board" means the Board of Governors of the Federal Reserve System of
          -----
the United States of America.


         "Borrower" means Alexander Haagen Properties Operating Partnership,
          --------
L.P., a California limited partnership.

         "Borrower's Investment" means, with respect to any Project, the
          ---------------------
Borrower's or any of its Subsidiaries' investment in such Project (including all investments constituting, evidencing or secured by an interest in property, whether tangible or intangible and whether real, personal or mixed, that is used or intended for use in, or in any manner connected with or relating to, the ownership or leasing of such Project, specifically including, without limitation, investments in Subsidiaries and Minority Holdings owning or leasing Projects), at cost, on a consolidated basis, provided that in determining the
                                             -------- ----
cost of such investments, there shall be included (i) the amount of all cash paid and the value (as reasonably determined by the Company for purposes of such investment) of any other property transferred therefor by the Borrower or its Subsidiary, (ii) the amount of all Indebtedness and other obligations assumed or incurred by the Borrower or its Subsidiary or to which the Borrower or its Subsidiary takes subject, and (iii) the value (as determined by the Company for the purposes of such investment) of all equity securities of which the issuer is an entity that is, or upon such investment will be, included within the Borrower or its Subsidiary and which are issued (otherwise than for cash) to, or retained by, any person other than the Borrower or its Subsidiary in connection with such investment.

         "Borrowing" means Loans of the same Type, made, converted or continued
          ---------
on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect.

         "Borrowing Base" means, subject to Section 5.13, (a) at any time prior
          --------------
to the Conversion Date, 65% of the Aggregate Value of the Mortgaged Properties at such time, and (b) at any time from and after the Conversion Date, the lower of (i) 65% of the Aggregate Value of Eligible Projects at such time less
                                                                    ----
Unsecured Indebtedness (other than the Obligations), and (ii) 55% of the Aggregate Value of Eligible Projects at such time, less Senior Unsecured
                                                   ----
Indebtedness (other than the Obligations).

         "Borrowing Base Certificate" means a certificate of the Borrower
          --------------------------
substantially in the form of EXHIBIT C.
                             ---------

         "Borrowing Base Imbalance" has the meaning assigned to such term in
          ------------------------
Section 2.11(d) hereof.

         "Borrowing Request" means a request by the Borrower for a Borrowing in
          -----------------
accordance with Section 2.03.

         "Business Day" means any day that is not a Saturday, Sunday or other
          ------------
day on which commercial banks in New York City, New York, are authorized or required by law to remain closed; provided that, when used in connection with a
                                  -------- ----
Eurodollar Loan, the term "Business Day" shall also exclude any day on which
                           ------------
banks are not open for dealings in dollar deposits in the London interbank market.

         "Capital Expenditure Deduction Amounts" means, for any Project, the
          -------------------------------------
greater of (i) the sum of (a) an amount per annum equal to $0.30 multiplied by the number of square feet for such Project and (ii) as of the first day of each calendar quarter, an amount equal to the actual Capital Expenditures for such Project for the immediately preceding consecutive four calendar quarters.

         "Capital Expenditures" means, for any period, the aggregate of all
          --------------------
expenditures (whether payable in cash or other Property or accrued as a liability (but without duplication) during such period that, in conformity with GAAP, are required to be included in or reflected by the Company's, the Borrower's or any of its Subsidiaries' fixed asset accounts as reflected in any of their respective balance sheets; provided, however, Capital Expenditures
                                    --------  -------
shall include the sum of all expenditures by the Consolidated Businesses and the portion of expenditures of Minority Holdings allocable to the Consolidated Businesses for tenant improvements, leasing commissions, property level capital expenditures (e.g., roof replacement, parking lot repairs, etc.) but not capital expenditures in connection with expansions and initial developments and initial lease-up of Projects.

         "Capital Lease Obligations" of any Person means the obligations of such
          -------------------------
Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

         "Cash and Cash Equivalents" means unrestricted (i) cash, (ii)
          -------------------------
marketable direct obligations issued or unconditionally guaranteed by the United States government and backed by the full faith and credit of the United States government; and (iii) domestic and Eurodollar certificates of deposit and time deposits, bankers' acceptances and floating rate certificates of deposit issued by any commercial bank organized under the laws of the United States, any state thereof, the District of Columbia, any foreign bank, or its branches or agencies (fully protected against currency fluctuations), which, at the time of acquisition, are rated A-1 (or better) by S&P or P-1 (or better) by Moody's provided that such Cash and Cash Equivalents shall mature within one year of the
-------- ----
acquisition thereof.

         "Change in Control" means (a) the acquisition of ownership, directly or
          -----------------
indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof) other than Prometheus, of shares representing more than 25% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of the Company; (b) occupation of a majority of the seats (other than vacant seats) on the board of directors of the Company by Persons who were neither (i) nominated by the board of directors of the Company nor (ii) appointed by directors so nominated; or (c) the acquisition of direct or indirect Control of the Borrower or the Company by any Person or group other than Prometheus.

         "Change in Law" means (a) the adoption of any law, rule or regulation
          -------------
after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender or the Issuing Bank (or, for purposes of Section 2.15(b), by any lending office of such Lender or by such Lender's or the Issuing Bank's holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.

         "Code" means the Internal Revenue Code of 1986, as amended from time to
          ----
time.

         "Collateral" means all property and interests in property and proceeds
          ----------
thereof now owned or hereafter acquired by the Borrower or any of its Subsidiaries in or upon which a Lien is granted under any of the Collateral Documents.

         "Collateral Documents" means, collectively, the Mortgages, the
          --------------------
Assignments of Leases, the Environmental Indemnities, the Subordination and Attornment Agreements and any other document now or hereafter executed and delivered by Borrower or any of its Subsidiaries granting a Lien on any of its property to secure payment of the Obligations.

         "Combined Equity Value" means Total Value less Total Outstanding
          ---------------------
Indebtedness.

         "Commitment" means, with respect to each Lender, the commitment of such
          ----------
Lender to make Loans and to acquire participations in Letters of Credit hereunder, expressed as an amount representing the maximum aggregate amount of such Lender's Credit Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.09 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section
9.04. The initial amount of each Lender's Commitment is set forth on Schedule
                                                                     --------
2.01, or in the Assignment and Acceptance pursuant to which such Lender shall
----
have assumed its Commitment, as applicable. The aggregate amount of the Lenders' Commitments is $250,000,000.00.

         "Company" means Alexander Haagen Properties, Inc., a Maryland
          -------
corporation.

         "Compliance Certificate" means a certificate of the Borrower
          ----------------------
substantially in the form of EXHIBIT D.
                             ---------

         "Consolidated Businesses" means the Company, the Borrower and their
          -----------------------
wholly-owned Subsidiaries.

         "Contingent Obligation" as to any Person means, without duplication,
          ---------------------
(i) any contingent obligation of such Person required to be shown on such Person's balance sheet in accordance with GAAP, and (ii) any obligation required to be disclosed in the footnotes to such Person's financial statements in accordance with GAAP, guaranteeing partially or in whole any non-recourse Indebtedness, lease, dividend or other obligation, exclusive of contractual indemnities (including, without limitation, any indemnity or price-adjustment provision relating to the purchase or sale of securities or other assets) and guarantees of non-monetary obligations (other than guarantees of completion) which have not yet been called on or quantified, of such Person or of any other Person. The amount of any Contingent Obligation described in clause (ii) shall be deemed to be (a) with respect to a guaranty of interest or interest and principal, or operating income guaranty, the sum of all payments required to be made thereunder (which in the case of an operating income guaranty shall be deemed to be equal to the debt service for the note secured thereby), calculated at the interest rate applicable to such Indebtedness, through (i) in the case of an interest or interest and principal guaranty, the stated date of maturity of the obligation (and commencing on the date interest could first be payable thereunder), or (ii) in the case of an operating income guaranty, the date through which such guaranty will remain in effect, and (b) with respect to all guarantees not covered by the preceding clause (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such guaranty is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as recorded on the balance sheet and on the footnotes to the most recent financial statements of the applicable Borrower required to be delivered pursuant hereto. Notwithstanding anything contained herein to the contrary, guarantees of completion shall not be deemed to be Contingent Obligations unless and until a claim for payment has been made thereunder, at which time any such guaranty of completion shall be deemed to be a Contingent Obligation in an amount equal to any such claim. Subject to the preceding sentence, (i) in the case of a joint and several guaranty given by such Person and another Person (but only to the extent such guaranty is recourse, directly or indirectly to the applicable Borrower), the amount of the guaranty shall be deemed to be 100% thereof unless and only to the extent that (X) such other Person has delivered Cash and Cash Equivalents to secure all or any part of such Person's guaranteed obligations or (Y) such other Person holds an Investment Grade Credit Rating from either Moody's or S&P, and (ii) in the case of a guaranty, (whether or not joint and several) of an obligation otherwise constituting Indebtedness of such Person, the amount of such guaranty shall be deemed to be only that amount in excess of the amount of the obligation constituting Indebtedness of such Person. Notwithstanding anything contained herein to the contrary, "Contingent Obligations" shall not be deemed to include (i) guarantees of loan commitments or of construction loans to the extent the same have not been drawn, or (ii) any obligations of the Borrower or the Company under the Haagen Agreement.

         "Control" means the possession, directly or indirectly, of the power to
          -------
direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" and "Controlled" have meanings correlative thereto.
 -----------        ---------

         "Conversion Date" has the meaning assigned to such term in Section 2.20
          ---------------
hereof.

         "Credit Exposure" means, with respect to any Lender at any time, the
          ---------------
sum of the outstanding principal amount of such Lender's Loans and its LC Exposure at such time.

         "Default" means any event or condition which constitutes an Event of
          -------
Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

         "Disclosed Matters" means the actions, suits and proceedings and the
          -----------------
environmental matters disclosed in Schedule 3.06.

         "dollars" or "$" refers to lawful money of the United States of
          -------      -
America.

         "EBITDA" means, for any Person for any period, the Net Income (Loss) of
          ------
such Person for such period taken as a single accounting period, plus (a) the
                                                                 ----
sum of the following amounts of such Person and its subsidiaries for such period determined on a consolidated basis in conformity with GAAP to the extent included in the determination of such Net Income (Loss): (i) depreciation expense, (ii) amortization expense and other non-cash charges, (iii) interest expense, (iv) income tax expense, (v) extraordinary losses (and other losses on asset sales not otherwise included in extraordinary losses determined on a consolidated basis in conformity with GAAP), and (vi) minority interests in Unconsolidated Entities, less (b) the sum of the following amounts of such
                         ----
Person and its subsidiaries determined on a consolidated basis in conformity with GAAP to the extent included in the determination of such Net Income (Loss):
(i) extraordinary gains (and in the case of the Borrower, other gains on asset sales not otherwise included in extraordinary gains determined on a consolidated basis in conformity with GAAP), (ii) the applicable share of Net Income (Loss) of such Person's Unconsolidated Entities; plus (c) the portion allocable to such
                                          ----
Person of EBITDA of such Person's Unconsolidated Entities.

         "Effective Date" means the date on which the conditions specified in
          --------------
Section 4.01 are satisfied (or waived in accordance with Section 9.02).

         "Eligible Minority Holdings" means Minority Holdings in which (i) the
          --------------------------
Company, the Borrower and/or any of its direct or indirect wholly-owned Subsidiaries collectively have an ownership and/or income interest of greater than fifty percent (50%), (ii) the Company, the Borrower and/or any of its direct or indirect wholly-owned Subsidiaries control the management of such Minority Holdings, whether as the general partner or managing member of such Minority Holding, or otherwise, (iii) the Company, the Borrower and/or any of its direct or indirect wholly-owned Subsidiaries, as general partner, managing member or otherwise, has the ability, in its sole discretion, to grant Liens on the assets of such Minority Holding, and (iv) there are no restrictions on the ability of such Minority Holding to declare distributions or dividends, as the case may be. As used in this definition only, the term "control" shall mean the authority to make major management decisions in its sole discretion and the management.

         "Eligible Project Documents" means, with respect to any Eligible
          --------------------------
Project, the following documents:


         (a) A description of such Project, such description to include the age and location of such Project together with a current rent roll therefor;

          (b) A copy of the most recent ALTA Owner's Policy of Title Insurance (or commitment to issue such a policy to the Borrower or its Subsidiary or Eligible Minority Holding owning or to own such Project) relating to such Project showing the identity of the fee titleholder thereto and all matters of record as of its date;

          (c) A PML study for such Project prepared by a consultant acceptable to the Administrative Agent;

          (d) Copies of all engineering, mechanical, structural and maintenance studies performed by third party consultants with respect to such Project;

          (e) A "Phase I" environmental assessment of such Project prepared by an environmental engineering firm acceptable to the Administrative Agent, and any additional environmental studies or assessments available to the Borrower performed with respect to such Project;

          (f) A Borrowing Base Certificate setting forth on a pro forma basis the Borrowing Base and the Available Credit assuming that such Project is accepted as an Eligible Project for the purposes of the Borrowing Base; and

          (g) Such other information as the Administrative Agent may reasonably request in order to evaluate the Project;

provided that with respect to any Project, the Required Lenders may waive
-------- ----
delivery of any of the Eligible Project Documents.

          "Eligible Projects" means, collectively, such of the Projects owned by
           -----------------
the Borrower or any of its direct or indirect wholly-owned Subsidiaries or, from and after the Conversion Date only, by any Eligible Minority Holding, as shall either (i) be approved by the Required Lenders or (ii) meet at any time and from time to time, each of the following minimum criteria:

          (a)  such Project is Unencumbered;

          (b) such Project is free of all material structural and title defects other than Permitted Encumbrances;

          (c) such Project is, as of the date upon which such Project is included in the Aggregate Value and as of the end of each succeeding fiscal quarter, (i) in compliance, in all material respects, with all applicable Environmental Laws, and (ii) not subject to any material Environmental Liabilities and Costs, in each case (y) prior to the Conversion Date, as initially verified by a written report of an environmental consultant reasonably acceptable to the Administrative Agent, and (z) from and after the Conversion Date, as represented by the Borrower in accordance with
     Section 5.13 hereof;

          (d) such Project is an unenclosed, anchored neighborhood shopping center or power center, provided that (i) the provisions of this clause (d)
                             -------- ----
     shall not be required for the Smitty's Tucson Project, and (ii) the Media City Center Project may be enclosed;

          (e) such Project is owned in fee simple by the Borrower or its direct or indirect wholly-owned Subsidiary or, from and after the Conversion Date only, by any Eligible Minority Holding, provided that the Media City Center
                                             -------- ----
     Project may be included as an Eligible Project notwithstanding that Borrower owns only a ground leasehold interest therein;

          (f) such Project has, as of the date upon which such Project is included in the Aggregate Value and as of the end of each succeeding fiscal quarter, a PML of less than 20% of the replacement cost therefor, in each case (y) prior to the Conversion Date, as initially verified by a PML study prepared by a consultant reasonably acceptable to the Administrative Agent, and (z) from and after the Conversion Date, as represented by the Borrower in accordance with Section 5.13 hereof; and

          (g) such Project is located in one of the following states:
     Washington, California, Oregon, Arizona, Nevada, Utah or Idaho.


provided that, for the purposes of Section 5.13(b) hereof from and after the
-------- ----
Conversion Date, the Borrower shall only be required to deliver to the Administrative Agent the documents specified in clauses (b), (c), (d) and (e) of the definition of Eligible Project Documents to the extent the same are available to the Borrower for any Project and the Borrower may, in lieu of delivering such documents make a representation in respect of such Project in the Borrowing Base Certificate delivered pursuant to clause (f) of the definition of Eligible Project Documents, that such Project complies with the requirements for an Eligible Project as set forth herein.



          "Environmental Claim" means any notice of violation, action, claim,
           -------------------
Environmental Lien, demand, abatement or other Order or direction (conditional or otherwise) by any Governmental Authority or any other Person for personal injury (including sickness, disease or death), tangible or intangible property damage, damage to the environment, nuisance, pollution, contamination or other adverse effects on the environment, or for fines, penalties or restriction, resulting from or based upon (i) the existence, or the continuation of the existence, of a Release (including, without limitation, sudden or non-sudden accidental or non-accidental Releases) of, or exposure to, any Hazardous Material or odor, audible noise or other nuisance, or other Release in, into or onto the environment (including, without limitation, the air, soil, surface water or groundwater) at, in, by, from or related to any property owned, operated or leased by the Borrower or any of its Subsidiaries or any activities or operations thereof; (ii) the environmental aspects of the transportation, storage, treatment or disposal of Hazardous Materials in connection with any property owned, operated or leased by the Borrower or any of its Subsidiaries or their operations or facilities; or (iii) the violation, or alleged violation, of any Environmental Laws, Orders or Environmental Permits of or from any Governmental Authority relating to environmental matters connected with any property owned, leased or operated by the Borrower or any of its Subsidiaries.

          "Environmental Indemnity" means the Joint and Several Hazardous
           -----------------------
Material

Guaranty and Indemnification Agreement between the Administrative Agent, the Borrower, and the Guarantor (as defined therein).

          "Environmental Laws" means any applicable federal, state, local or
           ------------------
foreign law (including common law), statute, code, ordinance, rule, regulation or other requirement having the force or effect of law relating to the environment, natural resources, or public or employee health and safety and includes, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act ("CERCLA"), 42 U.S.C. (S) 9601 et seq., the
                                                               -- ---
Hazardous Materials Transportation Act, 49 U.S.C. (S) 1801 et seq., the Federal
                                                           -- ---
Insecticide, Fungicide, and Rodenticide Act, 7 U.S.C. (S) 136 et seq., the
                                                              -- ---
Resource Conservation and Recovery Act ("RCRA"), 42 U.S.C. (S) 6901 et seq., the
                                                                    -- ---
Toxic Substances Control Act, 15 U.S.C. (S) 2601 et seq., the Clean Air Act, 42
                                                 -- ---
U.S.C. (S) 7401 et seq., the Clean Water Act, 33 U.S.C. (S) 1251 et seq., the
                -- ---                                           -- ---
Occupational Safety and Health Act, 29 U.S.C. (S) 651 et seq. (to the extent the
                                                      -- ---
same relates to any Hazardous Materials), and the Oil Pollution Act of 1990, 33 U.S.C. (S) 2701 et seq., as such laws have been amended or supplemented, and the
                -- ---
regulations promulgated pursuant thereto, and all analogous state and local statutes.

          "Environmental Liabilities and Costs" means, as to any Person, all
           -----------------------------------
liabilities, obligations, responsibilities, Remedial Actions, losses, damages, punitive damages, consequential damages, treble damages, costs and expenses (including, without limitation, all reasonable fees, disbursements and expenses of counsel, experts and consultants and costs of investigation and feasibility studies), fines, penalties, sanctions and interest incurred as a result of any claim or demand by any other Person, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute, including, without limitation, any thereof arising under any Environmental Law, Environmental Permit, order or agreement with any Governmental Authority or other Person, and which relate to any environmental, health or safety condition, or a Release or threatened Release, and result from the past, present or future operations of, or ownership of property by, such Person or any of its Subsidiaries or Eligible Minority Holdings.

          "Environmental Lien" means any Lien in favor of any Governmental
           ------------------
Authority arising under any Environmental Law.

          "Environmental Permit" means any Permit required under any applicable
           --------------------
Environmental Laws or Order and all supporting documents associated therewith.

          "Equity Infusion" has the meaning assigned to such term in the
           ---------------
Security Agreement.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as
           -----
amended from time to time.

          "ERISA Affiliate" means any trade or business (whether or not
           ---------------
incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under
Section 414 of the Code.

          "ERISA Event" means (a) any "reportable event", as defined in Section
           -----------
4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan;
(e) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by the Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

          "Eurodollar", when used in reference to any Loan or Borrowing, refers
           ----------
to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

          "Event of Default" has the meaning assigned to such term in Article
           ----------------
VII.

          "Excluded Taxes" means, with respect to the Administrative Agent, any
           --------------
Lender, the Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) income or franchise taxes imposed on (or measured by) its net income by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which the Borrower is located and (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 2.19(b)), any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office) or is attributable to such Foreign Lender's failure to comply with Section 2.17(e), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrower with respect to such withholding tax pursuant to Section 2.17(a).

          "Facility Interest Expense" means, for any period, the interest
           -------------------------
expense of the Borrower (whether paid, accrued or capitalized) with respect to the Loans or LC Disbursements, calculated at the greater of (i) the actual interest rate provided for herein, and (ii) an annual interest rate of 7.5%.

          "FAD" means "funds available for distribution" and shall mean, for any
           ---
period, FFO, as adjusted to eliminate the straight-lining of rents, less Capital Expenditures, for such period, whether payable or accrued as a liability.

          "Federal Funds Effective Rate" means, for any day, the weighted
           ----------------------------
average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

          "FFO" means "funds from operations" as defined in the National
           ---
Association of Real Estate Investment Trusts ("NAREIT") White Paper on Funds
                                               ------
From Operations as approved by the NAREIT Board of Governors on March 3, 1995.

          "Financial Officer" means the chief financial officer, principal
           -----------------
accounting officer, treasurer or controller of the Borrower.

          "Fixed Charges" means, with respect to any fiscal period, the sum of
           -------------
(a) Total Interest Expense and (b) the aggregate of all scheduled principal payments on Total Outstanding Indebtedness according to GAAP made or required to be made during such fiscal period for the Consolidated Businesses and Minority Holdings (but excluding balloon payments of principal due upon the stated maturity of an Indebtedness), and (c) the aggregate of all dividends payable on the Company's or any of its consolidated Subsidiaries' preferred stock.

          "Foreign Lender" means any Lender that is organized under the laws of
           --------------
a jurisdiction other than that in which the Borrower is located. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

          "GAAP" means generally accepted accounting principles in the United
           ----
States of America.

          "General Partner" means the Company and any successor general
           ---------------
partner(s) of the Borrower.

          "Governmental Authority" means the government of the United States of
           ----------------------
America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

          "Guarantee" of or by any Person (the "guarantor") means any
           ---------                            ---------
obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the "primary obligor") in any manner, whether directly or
                   ---------------
indirectly, and including any obligation of the guarantor, direct or indirect,
(a) to purchase or pay (or advance or supply funds for the
purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided, that the term
                                                   --------
Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.

          "Guaranty" means the Guaranty of even date herewith made by the
           --------
Company for the benefit of the Lenders.

          "Haagen Agreement" means that certain Separation Agreement and Release
           ----------------
dated as of November 24, 1997 by and between ALEXANDER HAAGEN, SR., ALEXANDER HAAGEN III, CHARLOTTE HAAGEN, AUTUMN HAAGEN, ALEXANDER HAAGEN III & BETTY HAAGEN TRUST fbo ALEXANDER HAAGEN IV UA 10/24/88, ALEXANDER HAAGEN III & BETTY HAAGEN TRUST fbo AUTUMN HAAGEN UA 10/24/88, ALEXANDER HAAGEN III & BETTY HAAGEN TRUST fbo ANDREW HAAGEN UA 10/28/88, HAAGEN LIVING TRUST DATED AUGUST 17, 1988, AS AMENDED AND RESTATED AS OF APRIL 18, 1996, HAAGEN LIMITED PARTNERSHIP, and LAZARD FRERES REAL ESTATE INVESTORS, LLC, LFSRI, PROMETHEUS, and the COMPANY, the BORROWER and HAAGEN PROPERTY MANAGEMENT, INC.

          "Hazardous Material" means any substance, material or waste which is
           ------------------
regulated by any Governmental Authority of the United States as a "hazardous waste," "hazardous material," "hazardous substance," "extremely hazardous waste," "restricted hazardous waste," "contaminant," "toxic waste," "toxic substance" or words of similar meaning or import under any provision of Environmental Law, which includes, but is not limited to, petroleum, petroleum products, asbestos, urea formaldehyde and polychlorinated biphenyls.

          "Hedging Agreement" means any interest rate protection agreement,
           -----------------
foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.

          "Improvements" means all buildings, fixtures, structures, parking
           ------------
areas, landscaping and all other improvements whether existing now or hereafter constructed, together with all machinery and mechanical, electrical, HVAC and plumbing systems presently located thereon and used in the operation thereof, excluding (a) any such items owned by utility service providers, (b) any such items owned by tenants or other third-parties unaffiliated with the Borrower and
(c) any items of personal property.

          "Indebtedness" of any Person means, without duplication, (a) all
           ------------
obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (g) all Guarantees by such Person of Indebtedness of others, (h) all Capital Lease Obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty and (j) all obligations, contingent or otherwise, of such Person in respect of bankers' acceptances. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

          "Indemnified Taxes" means Taxes other than Excluded Taxes.
           -----------------

          "Index Debt" means senior, unsecured, long-term indebtedness for
           ----------
borrowed money of the Borrower that is not guaranteed by any other Person or subject to any other credit enhancement.

          "Initial Mortgaged Properties" means those Eligible Projects set forth
           ----------------------------
on Schedule 5.13.
   -------------

          "Interest Election Request" means a request by the Borrower to convert
           -------------------------
or continue a Borrowing in accordance with Section 2.08.

          "Interest Payment Date" means (a) with respect to any ABR Loan, the
           ---------------------
last day of each month, and (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than one month's duration, each day prior to the last day of such Interest Period that occurs at intervals of one month duration after the first day of such Interest Period.

          "Interest Period" means with respect to any Eurodollar Borrowing, the
           ---------------
period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter, as the Borrower may elect; provided, that (i) if any Interest Period
                                       --------
would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (ii) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period and (iii) Borrower may not elect two, three or six month Interest Periods until 120 days after the Effective Date or such earlier date as the Administrative Agent shall notify Borrower of the completion of its syndication efforts. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

          "Issuing Bank" means The Chase Manhattan Bank, in its capacity as the
           ------------
issuer of Letters of Credit hereunder, and its successors in such capacity as provided in Section 2.06(i). The Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of the Issuing Bank, in which case the term "Issuing Bank" shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.

          "Lazard Agreements" means, collectively, the Stockholders Agreement,
           -----------------
the Stock Purchase Agreement and the Registration Rights Agreement.

          "LC Disbursement" means a payment made by the Issuing Bank pursuant to
           ---------------
a Letter of Credit.

          "LC Exposure" means, at any time, the sum of (a) the aggregate undrawn
           -----------
amount of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time. The LC Exposure of any Lender at any time shall be its Applicable Percentage of the total LC Exposure at such time.

          "Lease" means a lease, license, concession agreement or other
           -----
agreement providing for the use or occupancy of any portion of any Project, including all amendments, supplements, modifications and assignments thereof and all side letters or side agreements relating thereto.

          "Legal Proceedings" means any judicial, administrative or arbitral
           -----------------
actions, suits, proceedings (public or private) or governmental proceedings.

          "Lenders" means the Persons listed on Schedule 2.01 and any other
           -------                              -------------
Person that shall have become a party hereto pursuant to an Assignment and Acceptance, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Acceptance.

          "Letter Agreement" means a letter agreement in the form attached as
           ----------------
EXHIBIT H hereto duly executed by Prometheus and LFSRI and duly acknowledged by
------- -
the Borrower and the Company.

          "Letter of Credit" means any letter of credit issued pursuant to this
           ----------------
Agreement.

          "Leverage Ratio" means the ratio, expressed as a percentage, of the
           --------------
Total Outstanding Indebtedness to the Total Value.

          "LFSRI" means LF Strategic Realty Investors, L.P., a Delaware limited
           -----
partnership.

          "LIBO Rate" means, with respect to any Eurodollar Borrowing for any
           ---------
Interest Period, the rate appearing on Page 3750 of the Telerate Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the

Administrative Agent, from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for dollar deposits with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the "LIBO Rate" with respect to such
                                                 ---------
Eurodollar Borrowing for such Interest Period shall be the rate (rounded upwards, if necessary, to the next 1/16 of 1%) at which dollar deposits of $4,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

          "Lien" means, with respect to any asset, (a) any mortgage, deed of
           ----
trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

          "Loan Documents" means, collectively, this Agreement, the Notes, the
           --------------
Guaranty, the Security Agreement, the Subsidiary Guaranties, the Collateral Documents and each certificate, agreement, document or other instrument executed by the Borrower or any of its Subsidiaries or the Company and delivered to the Administrative Agent in connection with the transactions contemplated hereby, as such agreements, documents or instruments may be amended, modified or supplemented from time to time.

          "Loan Year" means the period commencing on the Effective Date and
           ---------
ending on the anniversary thereof and each twelve (12) month period thereafter.

          "Loans" means the loans made by the Lenders to the Borrower pursuant
           -----
to this Agreement and "Loan" means a Loan made pursuant to Section 2.03.
                       ----                                ------------

          "Margin Stock" means "margin stock" as such term is defined in
           ------------
Regulation U and Regulation G of the Federal Reserve Board as in effect from time to time.

          "Material Adverse Effect" means a material adverse effect on (a) the
           -----------------------
business, assets, operations, or condition, financial or otherwise, of the Company, the Borrower and the Subsidiaries taken as a whole, (b) the ability of the Borrower or the Company to perform any of their respective obligations under the Loan Documents or (c) the rights of or benefits available to the Lenders under the Loan Documents.

          "Material Indebtedness" means Indebtedness (other than the Loans and
           ---------------------
Letters of Credit), or obligations in respect of one or more Hedging Agreements, of any one or more of the Borrower and its Subsidiaries in an aggregate principal amount exceeding $25,000,000. For purposes of determining Material Indebtedness, the "principal amount" of the obligations of the Borrower or any Subsidiary in respect of any Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Borrower or such Subsidiary would be required to pay if such Hedging Agreement were terminated at such time.

          "Maturity Date" means December 31, 2000.
           -------------

          "Minority Holdings"  means partnerships, joint ventures and
           -----------------
corporations held or owned by the Borrower and/or the Company which are not wholly-owned by the Borrower and/or the Company.

          "Moody's" means Moody's Investors Service, Inc.
           -------

          "Mortgage Documents" means with respect to any Eligible Project, the
           ------------------
following documents, where applicable, in the forms accepted by the Administrative Agent for the Initial Mortgaged Properties on the Effective Date subject to appropriate revisions for state or property specific requirements:

          (a) A duly executed and acknowledged Mortgage, Assignment of Leases and Environmental Indemnity for such Eligible Project.

          (b)  a commitment for a title insurance policy (the "Title Insurance
                                                               ---------------
Policy") issued by a title company reasonably acceptable to the Administrative
------
Agent, in such form and amounts as are reasonably acceptable to the Administrative Agent, insuring that the Mortgage is a valid first priority Lien on such Mortgaged Project subject only to such exceptions to title as shall be acceptable to the Administrative Agent in its reasonable discretion and containing such endorsements and affirmative insurance as the Administrative Agent may reasonably require and as are obtainable in the applicable jurisdiction, and true copies of each document, instrument or certificate required by the terms of each such policy or Mortgage to be, or have been, filed, recorded, executed or delivered in connection therewith;

          (c) an opinion reasonably satisfactory to the Administrative Agent of counsel and/or local counsel retained by the Borrower with respect to the due execution and delivery, validity and enforceability of the Mortgage Documents and such other matters as may be reasonably required by the Administrative Agent;

          (d) duly executed UCC-1 Financing Statements under the applicable Uniform Commercial Code to be filed in connection with such Mortgage in form and substance reasonably satisfactory to the Administrative Agent, to perfect the Lien created by the applicable Mortgage;

          (e) (i) duly executed and acknowledged estoppel certificates, dated not earlier than 30 days prior to the date of the Mortgage, from tenants under Leases affecting 3,000 rentable square feet or more of such Mortgaged Property, in form and substance reasonably satisfactory to the Administrative Agent and
(ii) duly executed and acknowledged Subordination and Attornment Agreements (in recordable form and otherwise in the form attached as EXHIBIT F hereto) from
                                                      ---------
such number of tenants of such Mortgaged Property as, when aggregated with (y) tenants of the other Mortgaged Properties included for purposes of the Borrowing Base that have delivered acceptable Subordination and Attornment Agreements, and
(z) other tenants of such Mortgaged Property and such other Mortgaged Properties who occupy the Mortgaged Properties under Leases that are, by their terms, subject and subordinate to the Liens of the respective

Mortgages, account for not less than 80% of the aggregate base rental revenues from all of the Mortgaged Properties;

          (f) an ALTA survey and surveyor's certification for such Mortgaged Property, in form and substance reasonably satisfactory to the Administrative Agent and dated not more than six (6) months prior to the date such Project becomes a Mortgaged Property;

          (g) payment to the Administrative Agent, or as the Administrative Agent may direct, of all title insurance premiums, documentary, stamp or intangible taxes, recording fees and mortgage taxes payable in connection with the recording of any of the Mortgage Documents or the issuance of the Title Insurance Policy;

          (h)  an Appraisal for such Mortgaged Property; and

          (i) such additional documents, information and materials relating to such Mortgaged Property as the Administrative Agent may reasonably request.

          "Mortgage Property Release" has the meaning assigned to such term in
           -------------------------
Section 2.11(e).

          "Mortgaged Property" means any Eligible Project subject to a Mortgage
           ------------------
in favor of the Administrative Agent.

          "Mortgages" means the mortgages or deeds of trust securing, inter
           ---------                                                  -----
alia, the Obligations, made or required herein to be made by the Borrower or any
----
of its Subsidiaries as such Mortgages may be amended, supplemented or otherwise modified from time to time.

          "Multiemployer Plan" means a multiemployer plan as defined in Section
           ------------------
4001(a)(3) of ERISA.

          "Net Income (Loss)" means, for any Person for any period, the
           -----------------
aggregate of net income (or loss) of such Person and its subsidiaries for such period, determined on a consolidated basis in conformity with GAAP.

          "Net Offering Proceeds" means all cash or other assets received by the
           ---------------------
Company as a result of the sale of Stock or Stock Equivalents in the Company, less reasonable costs and expenses paid or incurred by the Company in connection with such sale.

          "NOI" means net operating income determined in accordance with GAAP,
           ---
as adjusted to eliminate the straight-lining of rents.

          "Non-Recourse Indebtedness" of any Person means all Indebtedness of
           -------------------------
such Person with respect to which recourse for payment is limited to specific assets encumbered by a Lien securing such Indebtedness; provided, however, that
                                                        --------  -------
personal recourse of a holder of Indebtedness against any obligor with respect thereto for fraud, misrepresentation, misapplication of cash, waste and other circumstances customarily excluded from non-recourse provisions in non-recourse financing of real estate shall not, by itself, prevent any Indebtedness from being characterized as Non-Recourse Indebtedness, provided further that if
                                                       -------- ------- ----
a personal recourse claim is made in connection therewith, such claim shall not constitute Non-Recourse Indebtedness for the purposes of this Agreement.

          "Note" means a promissory note in the form attached hereto as EXHIBIT
           ----                                                         -------
A payable to a Lender, evidencing certain of the Obligations of the Borrower to
-
such Lender and executed by the Borrower as set forth in Section 2.10 hereof, as the same may be amended, supplemented, modified or restated from time to time;

"Notes" means, collectively, all of such Notes outstanding at any given time.
------

          "Notice of Breach" has the meaning assigned to such term in the Letter
           ----------------
Agreement.

          "Obligations" means the Loans, the LC Exposure and all other advances,
           -----------
debts, liabilities, obligations, covenants and duties owing by the Borrower to the Lenders, or any Affiliates of the Lenders (of every type and description, present or future, whether or not evidenced by any note, guaranty or other instrument) arising under this Agreement or under any other Loan Document, whether or not for the payment of money, loan, guaranty, indemnification, foreign exchange transaction or Hedging Agreement or in any other manner, whether direct or indirect (including, without limitation, those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising under this Agreement or under any other Loan Document. The term "Obligations" includes, without limitation, all interest, charges, expenses, fees, attorneys' fees and disbursements and any other sum chargeable to the Borrower under this Agreement or any other Loan Document.

          "Other Taxes" means any and all present or future stamp or documentary
           -----------
taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement.

          "Order" means any order, injunction, judgment, decree, ruling,
           -----
assessment or arbitration award.

          "Outstanding Equity Infusion" means such portion of the Equity
           ---------------------------
Infusion as shall not have been made and in respect of which the Administrative Agent has not received certification pursuant to Section 4(c) of the Security Agreement.

          "PBGC" means the Pension Benefit Guaranty Corporation referred to and
           ----
defined in ERISA and any successor entity performing similar functions.

          "Permit" means any permit, approval, authorization, license, variance,
           ------
registration, permission or consent required from a Governmental Authority under an applicable Requirement of Law.

          "Permitted Encumbrances" means:
           ----------------------

          (a) Liens imposed by law for taxes, assessments or governmental charges or claims that are not yet due or are being contested in compliance with Section 5.04;

          (b) landlords', carriers', warehousemen's, mechanics', materialmen's, repairmen's and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or are being contested in compliance with Section 5.04;

          (c) pledges and deposits made in the ordinary course of business in compliance with workers' compensation, unemployment insurance and other social security laws or regulations;

          (d) deposits to secure the performance of bids, trade contracts, government contracts, utility payments, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

          (e) easements, zoning restrictions, rights-of-way, minor defects, encroachments or irregularities in title and similar encumbrances on Real Property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Borrower or any Subsidiary; and

          (f)  any Lien securing the Obligations.

provided that the term "Permitted Encumbrances" shall not include any Lien
-------- ----
securing Indebtedness other than Liens securing the Obligations.

          "Permitted Investments" means:
           ---------------------

          (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;

          (b) investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from S&P or from Moody's;

          (c) investments in certificates of deposit, banker's acceptances and time deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof which has a combined capital and surplus and undivided profits of not less than $500,000,000;

          (d) certificates of deposit in an amount less than or equal to $100,000 in the aggregate issued by any other bank insured by the Federal Deposit Insurance Corporation;

          (e) money market funds invested primarily in one or more of the foregoing; and

          (f) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above.

          "Permitted Securities Options" means any stock options, restricted
           ----------------------------
stock and other rights of any kind in or with respect to Stock of the Company or the Borrower issued or granted to, or held by, any employee or director of the Company or the Borrower.

          "Person" means any natural person, corporation, limited liability
           ------
company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

          "Plan"  means any employee pension benefit plan (other than a
           ----
Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

          "PML" with respect to any Project, means the probable maximum loss for
           ---
such Project for purposes of earthquake insurance coverage.

          "Prepayment Date" has the meaning assigned to such term in Section
           ---------------
2.11(c) hereof.

          "Prime Rate" means the rate of interest per annum publicly announced
           ----------
from time to time by The Chase Manhattan Bank as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

          "Project" means any retail properties owned, directly or indirectly,
           -------
by any of the Consolidated Businesses or Minority Holdings and references to any named Projects mean the Projects so identified on Schedule 5.13.
                                                  -------------

          "Prometheus" means Prometheus Western Retail, LLC, a Delaware limited
           ----------
liability company.

          "Property" means any Real Property or personal property, plant,
           --------
building, facility, structure, equipment, General Intangible, Receivable, or other asset owned or leased by any Consolidated Businesses or any Minority Holding.

          "Real Property" means all of present and future right, title and
           -------------
interest

(including, without limitation, any leasehold estate) in (i) any plots, pieces or parcels of land, (ii) any Improvements of every nature whatsoever (the rights and interests described in clauses (i) and (ii) above being the "Premises"),
(iii) all easements, rights of way, gores of land or any lands occupied by streets, ways, alleys, passages, sewer rights, water courses, water rights and powers, and public places adjoining such land, and any other interests in property constituting appurtenances to the Premises, or which hereafter shall in any way belong, relate or be appurtenant thereto, (iv) all hereditaments, gas, oil, minerals (with the right to extract, sever and remove such gas, oil and minerals), and easements, of every nature whatsoever, located in, on or benefiting the Premises and (v) all other rights and privileges thereunto belonging or appertaining and all extensions, additions, improvements, betterments, renewals, substitutions and replacements to or of any of the rights and interests described in clauses (iii) and (iv) above.

          "Register" has the meaning set forth in Section 9.04.
           --------

          "Registration Rights Agreement" means the Registration Rights
           -----------------------------
Agreement dated as of June 1, 1997, between the Company and Prometheus.

          "REIT" means a domestic trust or corporation that qualifies as a real
           ----
estate investment trust under the provisions of Sections 856, et seq. of the
                                                              -- ---
Code.

          "Related Parties" means, with respect to any specified Person, such
           ---------------
Person's Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person's Affiliates.

          "Release" means any release, spill, emission, leaking, pumping,
           -------
pouring, dumping, emptying, injection, deposit, disposal, discharge, dispersal, leaching or migration on or into the indoor or outdoor environment or into or out of any property.

          "Released Instruments" has the meaning assigned to such term in
           --------------------
Section 2.11(e) hereof.

          "Released Property" has the meaning assigned to such term in Section
           -----------------
2.11(e) hereof.

          "Remedial Action" means all actions, including without limitation any
           ---------------
Capital Expenditures, required or necessary to (i) clean up, remove, treat or in any other way address any Hazardous Material or other substance in the indoor or outdoor environment, (ii) prevent the Release or threat of Release, or minimize the further Release, of any Hazardous Material or other substance so it does not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment, (iii) perform pre-remedial studies and investigations or post-remedial monitoring and care, or (iv) bring facilities on any property owned or leased by the Borrower or any of its Subsidiaries into compliance with all Environmental Laws and Environmental Permits.

          "Required Lenders" means, at any time, Lenders having Commitments
           ----------------
representing at least 66.7% of the sum of the total Commitments at such time.


          "Requirement of Law" means, as to any Person, the certificate of
           ------------------
incorporation and by-laws or other organizational or governing documents of such Person, and all federal, state and local laws, rules and regulations, including, without limitation, federal, state or local securities, antitrust and licensing laws, all food, health and safety laws, and all applicable trade laws and requirements, including, without limitation, all disclosure requirements of Environmental Laws, ERISA and all orders, judgments, decrees or other determinations of any Governmental Authority or arbitrator, applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

          "Responsible Officer" means the President or any Senior Vice President
           -------------------
or Financial Officer of the General Partner.

          "Restricted Payment" is defined in Section 6.01 hereof.
           ------------------

          "S&P" means Standard & Poor's.
           ---

          "Secured Indebtedness" means any Indebtedness secured by a Lien.
           --------------------

          "Secured Recourse Indebtedness" means any Secured Indebtedness of the
           -----------------------------
Consolidated Businesses and of the Borrower's Minority Holdings, that is not Non-Recourse Indebtedness.

          "Senior Unsecured Indebtedness" means any Unsecured Indebtedness less
           -----------------------------                                   ----
the Subordinated Notes.

          "Statutory Reserve Rate" means a fraction (expressed as a decimal),
           ----------------------
the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject (a) with respect to the Base CD Rate, for new negotiable non-personal time deposits in dollars of over $100,000 with maturities approximately equal to three months and
(b) with respect to the Adjusted LIBO Rate, for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

          "Stock" means shares of capital stock, beneficial or partnership
           -----
interests, participations or other equivalents (regardless of how designated) of or in a corporation or equivalent entity, whether voting or non-voting, and includes, without limitation, common stock and preferred stock.

          "Stock Equivalents" means all securities (other than Stock)
           -----------------
convertible into or exchangeable for Stock and all warrants, options or other rights to purchase or subscribe for any stock, whether or not presently convertible, exchangeable or exercisable.

          "Stock Purchase Agreement" means the Stock Purchase Agreement dated as
           ------------------------
of July 1, 1997, by and among Prometheus, LFSRI and the Company.

          "Stock Purchase Certification" has the meaning set forth in the
           ----------------------------
Security Agreement.

          "Stockholders Agreement" means the Stockholders Agreement dated as of
           ----------------------
June 1, 1997, by and among Lazard Freres Real Estate Investors, LLC, LFSRI, Prometheus and the Company.

          "Subordination and Attornment Agreement" means a Subordination, Non-
           --------------------------------------
Disturbance and Attornment Agreement, (in recordable form and otherwise in the form attached as EXHIBIT F hereto).
                 ---------

          "Subordinated Notes" means collectively, the Borrower's 7 1/4%
           ------------------
Exchangeable Subordinated Debentures due 2003 and the Company's 7 1/2% Convertible Subordinated Debentures due 2001, Series A and Series B and other Unsecured Indebtedness of the Borrower or the Company which, by its terms, is subordinated to the Loans.

          "subsidiary" means, with respect to any Person (the "parent") at any
           ----------                                          ------
date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

          "Subsidiary" means any subsidiary of the Company and/or the Borrower.
           ----------

          "Subsidiary Guarantor" means each direct or indirect wholly owned
           --------------------
Subsidiary of the Company and/or the Borrower which owns, either directly or indirectly, all or any portion of any Project which is Unencumbered, of which there are none as of the date hereof.

          "Subsidiary Guaranty" means a guaranty, in substantially the form of
           -------------------
EXHIBIT G, executed by each Subsidiary Guarantor, as such guaranty may be
------- -
amended, supplemented or otherwise modified from time to time.

          "Taxes" means any and all present or future taxes, levies, imposts,
           -----
duties,
deductions, charges or withholdings imposed by any Governmental Authority.

          "Three-Month Secondary CD Rate" means, for any day, the secondary
           -----------------------------
market rate for three-month certificates of deposit reported as being in effect on such day (or, if such day is not a Business Day, the next preceding Business
Day) by the Board through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under the current practices of the Board, be published in Federal Reserve Statistical Release H.15(519) during the week following such day) or, if such rate is not so reported on such day or such next preceding Business Day, the average of the secondary market quotations for three-month certificates of deposit of major money center banks in New York City received at approximately 10:00 a.m., New York City time, on such day (or, if such day is not a Business Day, on the next preceding Business Day) by the Administrative Agent from three negotiable certificate of deposit dealers of recognized standing selected by it.

          "Total Adjusted EBITDA" means, for any period, the aggregate sum of
           ---------------------
the Adjusted EBITDA for the Consolidated Businesses.

          "Total Adjusted Unencumbered NOI" means, for any period, the aggregate
           -------------------------------
sum of Adjusted NOI from the Consolidated Businesses and the Minority Holdings for such period that represent revenues earned from Unencumbered Projects.

          "Total Interest Expense" means, for any period, the sum of (i)
           ----------------------
interest expense of the Consolidated Businesses paid during such period and (ii) interest expense of the Consolidated Businesses accrued and/or capitalized for such period and (iii) the portion of the interest expense of Minority Holdings allocable to the Borrower in accordance with GAAP and paid during such period and (iv) the portion of the interest expense of Minority Holdings allocable to the Borrower in accordance with GAAP and accrued and/or capitalized for such period, in each case including participating interest expense but excluding extraordinary interest expense, and net of amortization of deferred costs associated with new financings or refinancings of existing Indebtedness.

          "Total Outstanding Indebtedness" means, for any period, the sum of (i)
           ------------------------------
the amount of Indebtedness of the Consolidated Businesses set forth on the then most recent quarterly financial statements of the Borrower, prepared in accordance with GAAP, plus any additional Indebtedness incurred by the Consolidated Businesses since the time of such statements, and (ii) the outstanding amount of Minority Holding Indebtedness allocable in accordance with GAAP to any of the Consolidated Businesses as of the time of determination, plus any additional Minority Holding Indebtedness incurred by the Minority Holdings allocable in accordance with GAAP to any of the Consolidated Businesses as of the time of determination, and (iii) to the extent quantified, the Contingent Obligations of the Consolidated Businesses and, to the extent allocable to the Consolidated Businesses in accordance with GAAP, of the Minority Holdings.

          "Total Outstanding Indebtedness Limitation" until the Conversion Date,
           -----------------------------------------
has the meaning set forth in Section 6.01(a) hereof, and thereafter has the meaning set forth in Section 6.01(b) hereof.

          "Total Unsecured Outstanding Indebtedness Limitation" has the meaning
           ---------------------------------------------------
set
forth in Section 6.01(b) hereof.

          "Total Secured Outstanding Indebtedness" has the meaning set forth in
           --------------------------------------
Section 6.01(b) hereof.

          "Total Secured Outstanding Recourse Indebtedness" has the meaning set
           -----------------------------------------------
forth in Section 6.01(b) hereof.

          "Total Value" means, for any period, the aggregate sum of (i) with
           -----------
respect to any Project or Minority Holding, which has been owned by the Borrower or the Consolidated Businesses for not less than four (4) consecutive fiscal quarters, as of the first day of each fiscal quarter for the immediately preceding consecutive four (4) fiscal quarters, an amount equal to Adjusted NOI relating to such Project or Minority Holding for such period divided by 9.5%,
                                                             ----------
and (ii) with respect to any Project or Minority Holding, which has been owned by the Borrower or the Consolidated Businesses for less than four (4) consecutive fiscal quarters, an amount equal to Borrower's Investment in such Project or Minority Holding, and (iii) the Cash and Cash Equivalents of the Consolidated Business.

          "Transactions" means the execution, delivery and performance by the
           ------------
Borrower of this Agreement, the borrowing of Loans, the use of the proceeds thereof and the issuance of Letters of Credit hereunder.

          "Type", when used in reference to any Loan or Borrowing, refers to
           ----
whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Alternate Base Rate.

       "Unconsolidated Entity" means, with respect to any Person, at any date,
        ---------------------
any other Person in whom such Person holds an investment, which investment is accounted for in the financial statements of such Person on an equity basis of accounting and whose financial results would not be consolidated under GAAP with the financial results of such Person on the consolidated financial statements of such Person, if such statements were prepared as of such date.

          "Unencumbered" means, with respect to any Project, at any date of
           ------------
determination, the circumstance that such Project on such date:

          (a) is not subject to any Liens (including restrictions on transferability or assignability) of any kind (including any such Lien or restriction imposed by (i) any agreement governing Indebtedness, and (ii) the organizational documents of the Borrower or any of its Subsidiaries or Eligible Minority Holdings), but excluding Permitted Encumbrances;

          (b) is not subject to any agreement (including (i) any agreement governing Indebtedness, and (ii) if applicable, the organizational documents of the Borrower or any of its Subsidiaries or Eligible Minority Holdings) which prohibits or limits the ability of the Borrower or any of its Subsidiaries or Eligible Minority Holdings to create, incur, assume or suffer to exist any Lien upon such Project, other than Permitted

     Encumbrances (excluding any agreement or organizational document which limits generally the amount of Indebtedness which may be incurred by the Borrower or its Subsidiaries or Eligible Minority Holdings); and

          (c) is not subject to any agreement (including any agreement governing Indebtedness) which entitles any Person to the benefit of any Lien (other than Permitted Encumbrances) on such Project, or would entitle any Person to the benefit of any such Lien upon the occurrence of any contingency (including, without limitation, pursuant to an "equal and ratable" clause).

For the purposes of this Agreement, any Project owned by a Subsidiary or Eligible Minority Holding of the Borrower shall not be deemed to be Unencumbered unless both (i) such Project and (ii) all stock or ownership interests owned directly or indirectly by Borrower in such Eligible Minority Holdings or Subsidiary, is Unencumbered.

          "Unsecured Indebtedness" means Total Outstanding Indebtedness that is
           ----------------------
not Secured Indebtedness.

          "Unsecured Interest Expense" means, for any period, the interest
           --------------------------
expense paid, accrued or capitalized on the Unsecured Indebtedness for the such period.

          "Withdrawal Liability" means liability to a Multiemployer Plan as a
           --------------------
result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

          SECTION 1.02.  Classification of Loans and Borrowings. For purposes of
                         --------------------------------------
this Agreement, Loans may be classified and referred to by Type (e.g., a
                                                                 ----
"Eurodollar Loan"). Borrowings also may be classified and referred to by Type (e.g., a "Eurodollar Borrowing").
 ----

          SECTION 1.03.  Terms Generally. The definitions of terms herein shall
                         ---------------
apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

          SECTION 1.04.  Accounting Terms; GAAP. Except as otherwise expressly
                         ----------------------
provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided
                                                                   --------
that, if the Borrower notifies the Administrative Agent that the Borrower
----
requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.


                                  ARTICLE II

                     The Credits; Conversion to Unsecured
                     ------------------------------------

          SECTION 2.01.  Commitments.  Subject to the terms and conditions set
                         -----------
forth herein, each Lender agrees to make Loans to the Borrower from time to time during the Availability Period in an aggregate principal amount that will not result in (a) such Lender's Credit Exposure exceeding such Lender's Commitment or (b) the sum of the total Credit Exposures exceeding the total Commitments; provided, however, that at no time shall any Lender be obligated to make a Loan
--------  -------
or Loans in excess of such Lender's Applicable Percentage of the Available Credit. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Loans.

          SECTION 2.02.  Loans and Borrowings.  (a) Each Loan shall be made as
                         --------------------
part of a Borrowing consisting of Loans made by the Lenders ratably in accordance with their respective Commitments. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several
                       -------- ----
and no Lender shall be responsible for any other Lender's failure to make Loans as required.

          (b) Subject to Section 2.14, each Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as the Borrower may request in accordance herewith. Each Lender at its option may make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that (i) any exercise of such option shall not affect the
      -------- ----
obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement and (ii) each Lender shall use reasonable efforts to select a domestic or foreign branch or Affiliate that would not result in the Borrower being required to pay additional amounts pursuant to Section 2.15 or Section 2.17.

          (c) At the commencement of each Interest Period for any Eurodollar Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $500,000 and not less than $4,000,000. At the time that each ABR Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $100,000 and not less than $1,000,000; provided that an ABR
                                                            -------- ----
Borrowing may be in an aggregate amount that is equal to the entire unused balance of the total Commitments or that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.06(e). Borrowings of more than one Type may be outstanding at the same time; provided
                                                                      --------
that there shall not at any time be more than a total of 6 Eurodollar Borrowings
----
outstanding.

          (d) Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

          SECTION 2.03.  Requests for Borrowings.  To request a Borrowing, the
                         -----------------------
Borrower shall notify the Administrative Agent of such request by telephone (a) in the case of a Eurodollar Borrowing, not later than 12:00 noon, New York City time, three Business Days before the date of the proposed Borrowing or (b) in the case of an ABR Borrowing, not later than 12:00 noon, New York City time, one Business Day before the date of the proposed Borrowing; provided that any such
                                                        -------- ----
notice of an ABR Borrowing to finance the reimbursement of an LC Disbursement as contemplated by Section 2.06(e) may be given not later than 10:00 a.m., New York City time, on the date of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Borrowing Request in a form approved by the Administrative Agent and signed by the Borrower. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

             (i)   the aggregate amount of the requested Borrowing;

             (ii)  the date of such Borrowing, which shall be a Business Day;

             (iii) whether such Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing;

             (iv) in the case of a Eurodollar Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term "Interest Period"; and

             (v) the location and number of the Borrower's account to which funds are to be disbursed, which shall comply with the requirements of
     Section 2.07.

If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurodollar Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month's duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender's Loan to be made as part of the requested Borrowing.

          SECTION 2.04.  Intentionally Deleted.
                         ---------------------

          SECTION 2.05.  Intentionally Deleted.
                         ---------------------

          SECTION 2.06.  Letters of Credit.
                         -----------------

          (a)  General.  Subject to the terms and conditions set forth herein,
               -------
the Borrower may request the issuance of Letters of Credit for its own account, in a form reasonably acceptable to the Administrative Agent and the Issuing Bank, at any time and from time to time during the Availability Period. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower to, or entered into by the Borrower with, the Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control.

          (b)  Notice of Issuance, Amendment, Renewal, Extension; Certain
               ----------------------------------------------------------
Conditions.  To request the issuance of a Letter of Credit (or the amendment,
----------
renewal or extension of an outstanding Letter of Credit), the Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the Issuing Bank) to the Issuing Bank and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, the date of issuance, amendment, renewal or extension, the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. If requested by the Issuing Bank, the Borrower also shall submit a letter of credit application on the Issuing Bank's standard form in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the LC Exposure shall not exceed $25,000,000.00 and (ii) the sum of the total Credit Exposures shall not exceed the total Commitments.

          (c)  Expiration Date.  Each Letter of Credit shall expire at or
               ---------------
prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (ii) the date that is five Business Days prior to the Maturity Date.

          (d)  Participations.  By the issuance of a Letter of Credit (or an
               --------------
amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the Issuing Bank or the Lenders, the Issuing Bank hereby grants to each Lender, and each Lender hereby acquires from the Issuing Bank, a participation in such Letter of Credit equal to such Lender's Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the Issuing Bank, such Lender's Applicable Percentage of each LC Disbursement made by the Issuing Bank and not reimbursed by the Borrower on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment required to be refunded to the Borrower for any reason. Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

          (e)  Reimbursement.  If the Issuing Bank shall make any LC
               -------------
Disbursement in respect of a Letter of Credit, the Borrower shall reimburse such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement not later than 12:00 noon, New York City time, on the date that such LC Disbursement is made, if the Borrower shall have received notice of such LC Disbursement prior to 10:00 a.m., New York City time, on such date, or, if such notice has not been received by the Borrower prior to such time on such date, then not later than 12:00 noon, New York City time, on (i) the Business Day that the Borrower receives such notice, if such notice is received prior to 10:00 a.m., New York City time, on the day of receipt, or (ii) the Business Day immediately following the day that the Borrower receives such notice, if such notice is not received prior to such time on the day of receipt; provided that,
                                                                 -------- ----
the Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 or 2.05 that such payment be financed with an ABR Borrowing in an equivalent amount and, to the extent so financed, the Borrower's obligation to make such payment shall be discharged and replaced by the resulting ABR Borrowing. If the Borrower fails to make such payment when due, the Administrative Agent shall notify each Lender of the applicable LC Disbursement, the payment then due from the Borrower in respect thereof and such Lender's Applicable Percentage thereof. Promptly following receipt of such notice, each Lender shall pay to the Administrative Agent its Applicable Percentage of the payment then due from the Borrower, in the same manner as provided in Section 2.07 with respect to Loans made by such Lender (and Section
2.07 shall apply, mutatis mutandis, to the payment obligations of the Lenders),
                  ------- --------
and the Administrative Agent shall promptly pay to the Issuing Bank the amounts so received by it from the Lenders. Promptly following receipt by the Administrative Agent of any payment from the Borrower pursuant to this paragraph, the Administrative Agent shall distribute such payment to the Issuing Bank or, to the extent that Lenders have made payments pursuant to this paragraph to reimburse the Issuing Bank, then to such Lenders and the Issuing Bank as their interests may appear. Any payment made by a Lender pursuant to this paragraph to reimburse the Issuing Bank for any LC Disbursement (other than the funding of ABR Loans as contemplated above) shall not constitute a Loan and shall not relieve the Borrower of its obligation to reimburse such LC Disbursement.

          (f)  Obligations Absolute.  The Borrower's obligation to reimburse LC
               --------------------
Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein; (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect; provided that payment by the Issuing Bank under
                           -------- ----
such Letter of Credit against presentation of such draft or document shall not have constituted gross negligence or wilful misconduct of the Issuing Bank;
(iii) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit; provided that such payment shall not have constituted gross
           -------- ----
negligence or wilful misconduct of the Issuing Bank; or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower's obligations hereunder; provided that such other circumstance or happening shall
                       -------------
not have been the result of gross negligence or wilful misconduct of the Issuing Bank. Neither the Administrative Agent, the Lenders nor the Issuing Bank, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Bank; provided that the foregoing shall not be
                                 -------- ----
construed to excuse the Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by the Issuing Bank's failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of the Issuing Bank (as finally determined by a court of competent jurisdiction), the Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

          (g)  Disbursement Procedures.  The Issuing Bank shall, promptly
               -----------------------
following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The Issuing Bank shall promptly notify the Administrative Agent and the Borrower by telephone (confirmed by telecopy) of such demand for payment and whether the Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or
                                         -------- ----
delay in giving such notice shall not relieve the Borrower of its obligation to reimburse the Issuing Bank and the Lenders with respect to any such LC Disbursement.

          (h)  Interim Interest.  If the Issuing Bank shall make any LC
               ----------------
Disbursement, then, unless the Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrower reimburses such LC Disbursement, at the rate per annum then applicable to ABR Loans; provided that,
                                                                  -------- ----
if the Borrower fails to reimburse such LC Disbursement when due pursuant to paragraph (e) of this Section, then Section 2.13(d) shall apply. Interest accrued pursuant to this paragraph shall be for the account of the Issuing Bank, except that interest accrued on and after the date of payment by any Lender pursuant to paragraph (e) of this Section to reimburse the Issuing Bank shall be for the account of such Lender to the extent of such payment.

          (i)  Replacement of the Issuing Bank.  The Issuing Bank may be
               -------------------------------
replaced at any
time by written agreement among the Borrower, the Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank. The Administrative Agent shall notify the Lenders of any such replacement of the Issuing Bank. At the time any such replacement shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to
Section 2.12(b). From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of the Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term "Issuing Bank" shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

          (j)  Cash Collateralization.  If any Event of Default shall occur
               ----------------------
and be continuing, on the Business Day that the Borrower receives notice from the Administrative Agent or the Required Lenders demanding the deposit of cash collateral pursuant to this paragraph, the Borrower shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Lenders, an amount in cash equal to the LC Exposure as of such date plus any accrued and unpaid interest thereon; provided that the
                                                        -------- ----
obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Borrower described in clause (h) or (i) of Article VII. Such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of the Borrower under this Agreement. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the Borrower's risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse the Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of the Required Lenders) be applied to satisfy other obligations of the Borrower under this Agreement. If the Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three Business Days after all Events of Default have been cured or waived.

          SECTION 2.07.  Funding of Borrowings.  (a)  Each Lender shall make
                         ---------------------
each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 12:00 noon, New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders. The Administrative Agent will make such Loans available to the Borrower not later than 3:00 p.m., New York City time, by wire transfer of immediately available funds to an account in the United States designated by the Borrower; provided that ABR Loans made to finance the
                            -------- ----
reimbursement of an

LC Disbursement as provided in Section 2.06(e) shall be remitted by the Administrative Agent to the Issuing Bank.

          (b) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at
(i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrower, the interest rate applicable to ABR Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender's Loan included in such Borrowing.

          SECTION 2.08.  Interest Elections.  (a)  Each Borrowing initially
                         ------------------
shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurodollar Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurodollar Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.

          (b) To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Interest Election Request in a form approved by the Administrative Agent and signed by the Borrower.

          (c) Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:


             (i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);


             (ii) the effective date of the election made pursuant to such Interest

     Election Request, which shall be a Business Day;


             (iii) whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and

             (iv) if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term "Interest Period".

If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month's duration.

          (d) Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender's portion of each resulting Borrowing.

          (e) If the Borrower fails to deliver a timely Interest Election Request with respect to a Eurodollar Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower, then, so long as an Event of Default is continuing (i) no outstanding Borrowing may be converted to or continued as a Eurodollar Borrowing and (ii) unless repaid, each Eurodollar Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.


          SECTION 2.09.  Termination and Reduction of Commitments.  (a)  Unless
                         ----------------------------------------
previously terminated, the Commitments shall terminate on the Maturity Date.

          (b) The Borrower may at any time terminate, or from time to time reduce, the Commitments; provided that (i) each reduction of the Commitments
                         -------- ----
shall be in an amount that is an integral multiple of $1,000,000 and not less than $5,000,000 and (ii) the Borrower shall not terminate or reduce the Commitments if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 2.11, the sum of the Credit Exposures would exceed the total Commitments.

          (c) The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Commitments under paragraph (b) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section shall be irrevocable; provided that a notice
                                                        -------- ----
of termination of the Commitments delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Commitments shall be permanent. Each reduction of the Commitments shall be made ratably among the Lenders in accordance with their respective Commitments.

          SECTION 2.10.  Repayment of Loans; Evidence of Debt.  (a) The
                         ------------------------------------
Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Loan on the Maturity Date.

          (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

          (c) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender's share thereof.

          (d)  The entries made in the accounts maintained pursuant to paragraph
(b) or (c) of this Section shall be prima facie evidence of the existence and
                                    ----- -----
amounts of the obligations recorded therein; provided that the failure of any
                                             -------- ----
Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

          (e) Any Lender may request that Loans made by it be evidenced by a Note. In such event, the Borrower shall prepare, execute and deliver to such Lender a Note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns). Thereafter, the Loans evidenced by such Note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more Notes in such form payable to the order of the payee named therein.

          SECTION 2.11.  Prepayment of Loans; Release of Mortgaged
                         -----------------------------------------
Property/Subsidiary Guaranty.  (a)  The Borrower shall have the right at any
----------------------------
time and from time to time to prepay any Borrowing in whole or in part, subject to prior notice in accordance with paragraph (b) of this Section.

          (b) The Borrower shall notify the Administrative Agent by telephone (confirmed by telecopy) of any prepayment hereunder (i) in the case of prepayment of a Eurodollar Borrowing, not later than 12:00 noon, New York City time, three Business Days before the date of prepayment, or (ii) in the case of prepayment of an ABR Borrowing, not later than 12:00 noon, New York City time, one Business Day before the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that, if a notice of
                                                 -------- ----
prepayment is given in connection with a conditional notice of termination of the Commitments as contemplated by Section 2.09, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with
Section 2.09.  Promptly following receipt of any such
notice relating to a Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.02. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by
Section 2.13.

          (c) If at any time from and after the Closing Date, (i) the Company or the Borrower merges or consolidates with another Person and the Company or Borrower as the case may be, is not the surviving entity, or (ii) the Company, the Borrower, any of its consolidated Subsidiaries ceases to provide property management services (excluding for such purposes property management contracts with third parties that are terminable on not more than 30 days' notice) to Projects accounting for at least 80% of the aggregate base rental revenues from all of the Projects in which the Borrower has an ownership interest (the date any such event shall occur being the "Prepayment Date"), the Borrower shall be
                                      ---------------
required to prepay the Loans in their entirety as if the Prepayment Date were the Maturity Date and, the Commitment thereupon shall be terminated. The Borrower shall immediately make such prepayment on the principal amount prepaid and shall return or cause to be returned all Letters of Credit to the Issuing Bank. In connection with the prepayment of any Loan prior to the maturity thereof, the Borrower shall also pay any applicable expenses pursuant to Section
2.16 hereof. Each such prepayment shall be applied to prepay ratably the Loans of the Lender. Amounts prepaid pursuant to this clause (c) may not be reborrowed.

          (d) If at any time the aggregate Credit Exposure of the Lenders at such time exceeds the lower of the Borrowing Base or the then effective Commitments at such time (a "Borrowing Base Imbalance"), the Borrower shall
                             ------------------------
prepay the Loans then outstanding in an amount equal to such excess, together with accrued interest within one (1) Business Day of such event occurring.

          (e) Provided that no Default or Event of Default has occurred and is continuing, the Borrower shall have the right, subject to the provisions of this
Section 2.11, to obtain a release of a Mortgaged Property from the Lien of the Mortgage Documents relating thereto ("Mortgage Property Release"). In the event
                                      -------------------------
Borrower seeks to obtain a Mortgage Property Release, the Administrative Agent shall release such Mortgaged Property (the "Released Property") from the Lien of
                                            -----------------
the Mortgage Documents relating thereto, but only upon satisfaction of all of the following conditions:

          (i) Any request for Mortgage Property Release shall be made in writing to the Administrative Agent no less than five (5) Business Days prior to the date of the requested Mortgage Property Release;

          (ii) Borrower shall pay all of the Administrative Agent's reasonable costs and expenses including counsel fees and disbursements, incurred in connection with the Mortgage Property Release and the review and approval of the documents (the "Release Instruments") and information required to be
                            -------------------
     delivered in connection therewith;

          (iii) Borrower shall deliver to the Administrative Agent simultaneously with the request referred to in clause (i) above, a Borrowing Base Certificate signed by a Responsible Officer of Borrower, representing and certifying the pro forma calculations after giving effect to the proposed Mortgage
         --- -----
     Property Release, and if such pro forma Borrowing Base Certificate demonstrates that the Mortgage Property Release would result in a Borrowing Base Imbalance, Borrower shall prepay Loans in accordance with clause (d) above; and

          (f) Provided that no Default or Event of Default has occurred and is continuing, the Borrower shall have the right, subject to the provisions of this
Section 2.11, to obtain a release of a Subsidiary Guaranty in the event that the applicable Subsidiary Guarantor proposes to encumber its Projects otherwise than to secure the Obligations. In the event Borrower seeks such a release of a Subsidiary Guaranty, the Administrative Agent shall release such Subsidiary Guaranty, but only upon satisfaction of all of the following conditions:

          (i) Any request for such release shall be made in writing to the Administrative Agent no less than five (5) Business Days prior to the date of the requested release;

          (ii) Borrower shall pay all of the Administrative Agent's reasonable costs and expenses including counsel fees and disbursements, incurred in connection with such release and the review and approval of the documents and information required to be delivered in connection therewith; and

          (iii) In the event that any of the Projects owned by the applicable Subsidiary Guarantor are included for purposes of the Borrowing Base, the Borrower shall deliver to the Administrative Agent simultaneously with the request referred to in clause (i) above, a Borrowing Base Certificate signed by a Responsible Officer of Borrower, representing and certifying the pro forma calculations after omitting such Projects, and if such pro
         --- -----
     forma Borrowing Base Certificate demonstrates that the omission of such Projects would result in a Borrowing Base Imbalance, Borrower shall prepay Loans in accordance with clause (d) above.

          SECTION 2.12.  Fees.  (a)  The Borrower agrees to pay to the
                         ----
Administrative Agent for the account of each Lender an unused facility fee, which shall accrue at a rate of 0.25% per annum on the daily amount of the unused Commitment of such Lender during the period from and including the date hereof to but excluding the date on which such Commitment terminates. Accrued unused facility fees shall be payable in arrears on the last day of March, June, September and December of each year and on the date on which the Commitments terminate, commencing on March 31, 1998. All unused facility fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

          (b) The Borrower agrees to pay (i) to the Administrative Agent for the account of each Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue at a rate of 1.50% per annum on the average daily amount of such Lender's LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date on which such Lender's Commitment terminates and the date on which such Lender ceases to have any LC

Exposure, and (ii) to the Issuing Bank a fronting fee, which shall accrue at the rate or rates per annum separately agreed upon between the Borrower and the Issuing Bank on the average daily amount of the LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date of termination of the Commitments and the date on which there ceases to be any LC Exposure, as well as the Issuing Bank's standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Participation fees and fronting fees accrued through and including the last day of March, June, September and December of each year shall be payable on the third Business Day following such last day, commencing March 31, 1998; provided that all such fees shall be payable on the date on which the
          -------- ----
Commitments terminate and any such fees accruing after the date on which the Commitments terminate shall be payable on demand. Any other fees payable to the Issuing Bank pursuant to this paragraph shall be payable within 10 days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

          (c) The Borrower agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrower and the Administrative Agent.

          (d) All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent (or to the Issuing Bank, in the case of fees payable to it) for distribution, in the case of facility fees and participation fees, to the Lenders. Fees paid shall not be refundable under any circumstances.

          SECTION 2.13.  Interest.  (a)  The Loans comprising each ABR
                         --------
Borrowing shall bear interest at the Alternate Base Rate plus the Applicable
Rate.

          (b) The Loans comprising each Eurodollar Borrowing shall bear interest, at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.

          (c)  Intentionally Deleted.

          (d) Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount, 2% plus the rate applicable to ABR Loans as provided in paragraph (a) of this Section.

          (e) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and, upon termination of the Commitments;

provided that (i) interest accrued pursuant to paragraph (d) of this Section
-------- ----
shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Loan prior to the end of the Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurodollar Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

          (f) All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate or Adjusted LIBO Rate or shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

          SECTION 2.14.  Alternate Rate of Interest.  If prior to the
                         --------------------------
commencement of any Interest Period for a Eurodollar Borrowing:

          (a) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate for such Interest Period; or

          (b) the Administrative Agent is advised by the Required Lenders that the Adjusted LIBO Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective and, (ii) if any Borrowing Request requests a Eurodollar Borrowing, such Borrowing shall be made as an ABR Borrowing.

          SECTION 2.15.  Increased Costs.  (a)  If any Change in Law shall:
                         ---------------

             (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate) or the Issuing Bank; or

             (ii) impose on any Lender or the Issuing Bank or the London interbank market any other condition affecting this Agreement or Eurodollar Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender or the Issuing Bank of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender or the Issuing Bank hereunder (whether of principal, interest or otherwise), then the Borrower will pay in accordance with clause (c) hereof to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered.

          (b) If any Lender or the Issuing Bank determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender's or the Issuing Bank's capital or on the capital of such Lender's or the Issuing Bank's holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the Issuing Bank, to a level below that which such Lender or the Issuing Bank or such Lender's or the Issuing Bank's holding company could have achieved but for such Change in Law (taking into consideration such Lender's or the Issuing Bank's policies and the policies of such Lender's or the Issuing Bank's holding company with respect to capital adequacy), then from time to time the Borrower will pay in accordance with clause (c) hereof to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank or such Lender's or the Issuing Bank's holding company for any such reduction suffered.

          (c) A certificate of a Lender or the Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or the Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender or the Issuing Bank, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

          (d) Failure or delay on the part of any Lender or the Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender's or the Issuing Bank's right to demand such compensation; provided
                                                                       --------
that the Borrower shall not be required to compensate a Lender or the Issuing
----
Bank pursuant to this Section for any increased costs or reductions incurred more than 180 days prior to the date that such Lender or the Issuing Bank, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender's or the Issuing Bank's intention to claim compensation therefor; provided further that, if the Change
                                          -------- ------- ----
in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

          SECTION 2.16.  Break Funding Payments.  In the event of (a) the
                         ----------------------
payment of any principal of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.11(b) and is revoked in accordance therewith), or (d) the assignment of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.19, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense actually incurred to such event. In the case of a Eurodollar Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over
(ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the eurodollar market. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

          SECTION 2.17.  Taxes.  (a)  Any and all payments by or on account of
                         -----
any obligation of the Borrower hereunder shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if the
                                                            -------- ----
Borrower shall be required by law to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent, Lender or Issuing Bank (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

          (b) In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

          (c) The Borrower shall indemnify the Administrative Agent, each Lender and the Issuing Bank, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent, such Lender or the Issuing Bank, as the case may be, on or with respect to any payment by or on account of any obligation of the Borrower hereunder (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority; provided that the Borrower
                                                 -------- ----
shall not be required to indemnify the Administrative Agent, any Lender or the Issuing Bank for any penalties, interest or expenses incurred as a result of gross negligence or willful misconduct of the Administrative Agent, such Lender or the Issuing Bank, as the case may be. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender or the Issuing Bank, or by the Administrative Agent on its own behalf or on behalf of a Lender or the Issuing Bank, shall be conclusive absent manifest error.

          (d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental

Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

          (e) Each Foreign Lender, so long as such Foreign Lender remains lawfully able to do so, shall provide the Borrower with Internal Revenue Service form 1001 or 4224, as appropriate, or any successor form prescribed by the Internal Revenue Service, certifying that such Foreign Lender is entitled to benefits under an income tax treaty to which the United States is a party which reduces the rate of withholding tax on payments of interest or certifying that the income receivable pursuant to this Agreement is effectively connected with the conduct of a trade or business in the United States. If the form provided by a Foreign Lender at the time such Foreign Lender first became a party to this Agreement or at any time thereafter (other than by reason of a change in United States law, or a change in the terms of any treaty to which the United States is a party after the date hereof, or any interpretation thereof), indicates a United States interest withholding tax rate in excess of zero, withholding tax at such rate shall be considered excluded from the definition of "Indemnified Taxes" for periods governed by such form. If any form or document referred to in this subsection (e) requires the disclosure of information, other than information necessary to compute the tax payable and information required on the date hereof by Internal Revenue Service form 1001 or 4224, that the Foreign Lender reasonably considers to be confidential, the Foreign Lender shall give notice thereof to the Borrower and shall not be obligated to include in such form or document such confidential information unless the failure to provide such information would result in the Borrower being required to pay such Lender Indemnified Taxes or Other Taxes pursuant to this Section 2.17.

          (f) For any period with respect to which a Foreign Lender has failed to provide the Borrower with the appropriate form pursuant to Section 2.17(e) (unless such failure is due to a change in treaty, law or regulation, or any interpretation thereof, occurring subsequent to the date on which a form originally was required to be provided or because the Foreign Lender is not lawfully able to do so), such Foreign Lender shall not be entitled to indemnification under Section 2.17(a) with respect to Taxes imposed by the United States.

          SECTION 2.18.  Payments Generally; Pro Rata Treatment; Sharing of
                         --------------------------------------------------
Set-offs.  (a)  The Borrower shall make each payment required to be made by it
--------
hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 2.15, 2.16 or 2.17, or otherwise) prior to 12:00 noon, New York City time, on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices at 380 Madison Avenue, New York, New York, except payments to be made directly to the Issuing Bank as expressly provided herein and except that payments pursuant to Sections 2.15, 2.16, 2.17 and 9.03 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in dollars.

          (b) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.

          (c) If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or participations in LC Disbursements resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and participations in LC Disbursements than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans and participations in LC Disbursements of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and participations in LC Disbursements; provided that (i) if any such
                                              -------- ----
participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

          (d) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Bank hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Bank, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or the Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

          (e) If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.05(c), 2.06(d) or (e), 2.07(b) or 2.18(d), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender's obligations under such Sections until all such unsatisfied obligations are fully paid.

          SECTION 2.19.  Mitigation Obligations; Replacement of Lenders.  (a)
                         ----------------------------------------------
If any Lender requests compensation under Section 2.15, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.15 or 2.17, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

          (b) If any Lender requests compensation under Section 2.15, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, or if any Lender defaults in its obligation to fund Loans hereunder, then the Borrower may, at its sole expense and effort (provided that the payment of such
                                              -------- ----
expense shall not in any way affect the ability of the Borrower to pursue damages from any Lender which defaults in its obligation to fund Loans hereunder, including, without limitation, any expenses related to finding a replacement Lender), upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) unless such assignment is to an existing Lender,
             -------- ----
the Borrower shall have received the prior written consent of the Administrative Agent (and, if a Commitment is being assigned, the Issuing Bank), which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.15 or payments required to be made pursuant to Section 2.17, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

          SECTION 2.20.  Conversion to Unsecured Facility.  In the event that
                         --------------------------------
(i) the Borrower shall deliver to the Administrative Agent, a Compliance Certificate duly executed by a Financial Officer (together with supporting evidence satisfactory to the Administrative Agent in its sole discretion) evidencing compliance with all of the covenants set forth in Section 6.01(b) hereof, and (ii) the conditions set forth in Section 4.02 (a), (b), (c), (e) and
(g) shall each be satisfied as of the Conversion Date, then, at the option of the Borrower, such option to be exercised by written notice to the Administrative Agent, effective as of the first day of the Interest Period following the date upon which the Administrative Agent receives such Compliance Certificate and such notice (the "Conversion Date"), the Obligations shall become unsecured and Lender shall,
----------------
upon the written request and at the expense of the Borrower, release the Mortgaged Properties and deliver Release Instruments therefor.

                              ARTICLE III

                        Representations and Warranties
                        ------------------------------

          The Borrower represents and warrants to the Lenders that:

          SECTION 3.01.  Organization; Powers.  Each of the Borrower, the
                         --------------------
Company and their subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required. Neither the Borrower, the Company nor any of their subsidiaries are "foreign persons" within the meaning of Section 1445 of the Code.

          SECTION 3.02.  Authorization; Enforceability.  (a) The Transactions
                         -----------------------------
have been duly authorized by all necessary partnership action of the Borrower and the General Partner has the requisite power and authority to execute, deliver and perform this Agreement and the other Loan Documents on behalf of the Borrower. This Agreement has been duly executed and delivered by the Borrower and constitutes a legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

          (b) Schedule 3.02(b) contains a diagram indicating as of the Effective Date the ownership structure of the Borrower, and any other Person in which the Borrower holds a direct or indirect partnership, joint venture or other equity interest, indicating the nature of such interest with respect to each Person included in such diagram and accurately sets forth (1) the correct legal name of such Person, the jurisdiction of its incorporation or organization and the jurisdictions in which it is qualified to transact business as a foreign corporation, or otherwise, and (2) the authorized, issued and outstanding shares or interests of each class of Securities of the Company. As of the Effective Date, none of such issued and outstanding Securities is subject to any vesting, redemption, or repurchase agreement, and there are no warrants or options (other than Permitted Securities Options) outstanding with respect to such Securities, except as noted on such Schedule. The outstanding Capital Stock of the Company is duly authorized, validly issued, fully paid and nonassessable.

          SECTION 3.03.  Governmental Approvals; No Conflicts. The Transactions
                         ------------------------------------
(a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect, (b) will not violate any applicable law or regulation or the charter, by-laws, partnership agreement or other organizational documents of the Borrower or any of its Subsidiaries, or the Company or any order of any Governmental Authority, (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon the Borrower or any of its Subsidiaries or its assets, or give rise to a right thereunder to require any payment to be made by the Borrower or any of its Subsidiaries, and (d) will not result in the creation or imposition of any Lien on any asset of the Borrower or any of its Subsidiaries other than Permitted Encumbrances.

          SECTION 3.04.  Financial Condition; No Material Adverse Change.  (a)
                         -----------------------------------------------
Each of the Borrower and the Company has heretofore furnished to the Lenders (i) in the case of the Company, its annual audited financial statements for the fiscal year ended December 31, 1996, reported on by Deloitte & Touche, independent public accountants, and in the case of the Borrower, its unaudited annual financial statements for the fiscal year ended December 31, 1996 certified by its chief financial officer, and (ii) quarterly financial statements for the fiscal quarter ended September 30, 1997, certified by its chief financial officer. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Company and the Borrower and its consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP, subject, in the case of the Company's statements to year-end audit adjustments and the absence of footnotes in the case of the statements referred to in clause (ii) above.

          (b) Neither the Company, the Borrower nor any of Borrower's Subsidiaries has any Contingent Obligation or liability for any taxes, long-term leases or commitments, not reflected in the most recent audited financial statements delivered to the Administrative Agent pursuant to this Agreement or otherwise disclosed to the Administrative Agent and the Lenders in writing, which will have or is reasonably likely to have a Material Adverse Effect.

          (c) Schedule 3.04 sets forth, as of the Effective Date, all Indebtedness of the Company, the Borrower and the Borrower's Subsidiaries and, as of the Effective Date, except as set forth on Schedule 3.04, there are no defaults in the payment of principal or interest on any such Indebtedness and no payments thereunder have been deferred or extended beyond their stated maturity and there has been no material change in the type or amount of such Indebtedness (except for the repayment of certain Indebtedness) since the Effective Date.

          SECTION 3.05.  Properties.  (a)  Each of the Borrower and its
                         ----------
Subsidiaries and Eligible Minority Holdings own good and marketable fee simple absolute title to all of the Real Property purported to be owned by them, which Real Property is at the date hereof described in Schedule 3.05(a), and good and marketable title to, or valid leasehold interests in, all other properties and assets purported to be leased by the Borrower or any of its Subsidiaries or Eligible Minority Holdings. Each of the Borrower and its Subsidiaries or Eligible Minority Holdings received all deeds, assignments, waivers, consents, non-disturbance and recognition or similar agreements, bills of sale and other documents, and have duly effected all recordings, filings and other actions necessary to establish, protect and perfect Borrower's and its Subsidiaries' or Eligible Minority Holdings' right, title and interest in and to all such property except for such documents or actions the failure to obtain or accomplish which would not have a Material Adverse Effect.

          (b) All material Real Property leased at the date hereof by the Borrower or any of its Subsidiaries or Eligible Minority Holdings is listed on
Schedule 3.05(b). Each of such leases is valid and enforceable in accordance with its terms and is in full force and effect. The Borrower has delivered to the Administrative Agent true and complete copies of each of such leases and all documents affecting the rights or obligations of the Borrower or any of its Subsidiaries or Eligible Minority Holdings which is a party thereto, including, without limitation, any non-disturbance and recognition agreements, subordination agreements, attornment agreements and agreements regarding the term or rental of any of the leases. None of the Borrower or any of its respective Subsidiaries or Eligible Minority Holdings nor, to the knowledge of the Borrower, any other party to any such lease is in default of its obligations thereunder or has delivered or received any notice of default under any such lease, nor has any event occurred which, with the giving of notice, the passage of time or both, would constitute a default under any such lease, except for defaults which in the aggregate have no Material Adverse Effect.

          (c) All components of all improvements included within the Projects owned or leased, as lessee, by the Borrower or any of its Subsidiaries or Eligible Minority Holding (collectively, "Improvements"), including, without limitation, the roofs and structural elements thereof and the heating, ventilation, air conditioning, plumbing, electrical, mechanical, sewer, waste water, storm water, paving and parking equipment, systems and facilities included therein, are in good working order and repair, subject to such exceptions which are not reasonably likely to have, in the aggregate, a Material Adverse Effect. All water, gas, electrical, steam, compressed air, telecommunication, sanitary and storm sewage lines and systems and other similar systems serving the Projects owned or leased by the Borrower or any of its Subsidiaries or are installed and operating and are sufficient to enable the Real Property owned or leased by the Borrower and its respective Subsidiaries or Eligible Minority Holdings to continue to be used and operated in the manner currently being used and operated, and neither Borrower nor any of its Subsidiaries or Eligible Minority Holdings has any knowledge of any factor or condition that reasonably could be expected to result in the termination or material impairment of the furnishing thereof. No Improvement or portion thereof is dependent for its access, operation or utility on any land, building or other Improvement not included in the Real Property owned or leased by the Borrower or any of its Subsidiaries or Eligible Minority Holdings other than for access provided pursuant to a recorded easement or other right of way establishing the right of such access.

          (d) All Permits required to have been issued or appropriate to enable all Real Property owned or leased by the Borrower or any of its Subsidiaries or Eligible Minority Holdings to be lawfully occupied and used for all of the purposes for which they are currently occupied and used have been lawfully issued and are in full force and effect, other than those which in the aggregate have no Material Adverse Effect.

          (e) Neither Borrower nor any of its Subsidiaries or Eligible Minority Holdings has received any notice, or has any knowledge, of any pending, threatened or contemplated condemnation proceeding affecting any Real Property owned or leased by the Borrower or any of its Subsidiaries or Eligible Minority Holdings or any part thereof, or any proposed termination or impairment of any parking at any such owned or leased Real Property or of any sale or other disposition of any Real Property owned or leased by the Borrower or any of its Subsidiaries or Eligible Minority Holdings or any part thereof in lieu of condemnation, which in the aggregate, are reasonably likely to have a Material Adverse Effect.

          (f) Except for events or conditions not reasonably likely to have, in the aggregate, a Material Adverse Effect, (i) no portion of any Real Property owned or leased by the Borrower or any of its Subsidiaries or Eligible Minority Holdings has suffered any material damage by fire or other casualty loss which has not heretofore been completely repaired and restored to its condition prior to such casualty, and (ii) no portion of any Real Property owned or leased by the Borrower or any of its Subsidiaries or Eligible Minority Holdings is located in a special flood hazard area as designated by any Federal Governmental Authorities.

          (g) Each of the Borrower and its Subsidiaries and Eligible Minority Holdings owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to its business, and the use thereof by the Borrower and its Subsidiaries and Eligible Minority Holdings and does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

          SECTION 3.06.  Litigation and Environmental Matters.  (a) There are
                         ------------------------------------
no Legal Proceedings pending against or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any of its Subsidiaries (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect (other than the Disclosed Matters (which the Borrower represents and warrants to the Lenders and the Administrative Agent would not reasonably be expected to have a Material Adverse Effect)) or (ii) that involve this Agreement or the Transactions.

          (b) Except for Disclosed Matters (which the Borrower represents and warrants to the Lenders and the Administrative Agent would not reasonably be expected to have a Material Adverse Effect):

             (i) to the best knowledge of Borrower and its Subsidiaries, all Real Property leased or owned by the Borrower or any of its Subsidiaries or Eligible Minority Holdings free from contamination by any Hazardous Material which could reasonably be expected to subject the Borrower or any of its Subsidiaries to Environmental Liabilities and Costs which would have a Material Adverse Effect;

             (ii) the operations of the Borrower and each of its Subsidiaries or Eligible Minority Holdings, and the operations at any Real Property leased or owned by the Borrower or any of its Subsidiaries or Eligible Minority Holdings are in material compliance with all applicable Environmental Laws;

             (iii) neither the Borrower nor any of its Subsidiaries or Eligible Minority Holdings have liabilities with respect to Hazardous Materials and, to the best knowledge of the Borrower and its Subsidiaries, no facts or circumstances exist which could give rise to liabilities with respect to Hazardous Materials which could reasonably be expected to subject the Borrower or any of its Subsidiaries to Environmental Liabilities and Costs which would have a Material Adverse Effect;

             (iv) (A) the Borrower and its Subsidiaries and Eligible Minority Holdings and all Real Property owned or leased by the Borrower or its Subsidiaries and Eligible Minority Holdings have all Environmental Permits necessary for the operations at such Real Property and are in material compliance with such Environmental Permits, (B) there are no Legal Proceedings pending nor, to the best knowledge of the Borrower and its Subsidiaries, threatened to revoke, or alleging the violation of, such Environmental Permits, and (C) neither the Borrower nor any of its Subsidiaries or Eligible Minority Holdings have received any notice from any source to the effect that there is lacking any Environmental Permit required in connection with the current use or operation of any property leased or owned by the Borrower or any of its Subsidiaries or Eligible Minority Holdings;

             (v) neither the Borrower's nor any of its Subsidiaries' or Eligible Minority Holdings' current facilities and operations, nor, to the best knowledge of the Borrower and its Subsidiaries, any predecessor of the Borrower or any of its Subsidiaries or Eligible Minority Holdings, nor any of the Borrower's or its Subsidiaries' or Eligible Minority Holdings' past facilities and operations, nor to the best knowledge of the Borrower and its Subsidiaries, any owner of premises leased or operated by the Borrower and its Subsidiaries and Eligible Minority Holdings, are subject to any outstanding written Order or contract, including Environmental Liens, with any Governmental Authority or other Person, or to any federal, state, local, foreign or territorial investigation respecting (A) Environmental Laws, (B) Remedial Action, (C) any Environmental Claim, or (D) the Release or threatened Release of any Hazardous Material;

             (vi) neither the Borrower nor any of its Subsidiaries or Eligible Minority Holdings are subject to any pending Legal Proceeding alleging the violation of any Environmental Law with respect to a Project nor, to the best knowledge of the Borrower and its Subsidiaries, are any such proceedings threatened;

             (vii) neither the Borrower nor any of its Subsidiaries or Eligible Minority Holdings nor, to the best knowledge of the Borrower and its Subsidiaries, any predecessor of the Borrower or any of its Subsidiaries or Eligible Minority Holdings, nor to the best knowledge of the Borrower and its Subsidiaries any owner of premises leased by the Borrower or any of its Subsidiaries or Eligible Minority Holdings, have filed any notice under federal, state or local, territorial or foreign law indicating past or present treatment, storage, or disposal of or reporting a Release of Hazardous Material into the environment;

             (viii) none of the operations of the Borrower or any of its Subsidiaries or Eligible Minority Holdings or, to the best knowledge of the Borrower and its Subsidiaries, of any predecessor of the Borrower or any of its Subsidiaries or Eligible Minority Holdings, or, to the best knowledge of the Borrower and its Subsidiaries, of any owner of premises leased by the Borrower or any of its Subsidiaries or Eligible Minority

     Holdings, involve or previously involved the generation, transportation, treatment, storage or disposal of hazardous waste, as defined under 40 C.F.R. Part 261.3 (in effect as of the date of this Agreement) or any state, local, territorial or foreign equivalent; and

             (ix) there is not now, nor to the best knowledge of the Borrower and its Subsidiaries, has there been in the past, on, in or under any Real Property leased or owned by the Borrower or any of its Subsidiaries or Eligible Minority Holdings, to the best knowledge of the Borrower and its Subsidiaries or any of their predecessors (A) any underground storage tanks or surface tanks, dikes or impoundments (other than for surface water), (B) any friable asbestos-containing materials, (C) any polychlorinated biphenyls, or (D) any radioactive substances other than naturally-occurring radioactive material.

          (c) Since the date of this Agreement, there has been no change in the status of the Disclosed Matters that, individually or in the aggregate, has resulted in, or materially increased the likelihood of, a Material Adverse Effect.

          SECTION 3.07.  Compliance with Laws and Agreements.  Each of the
                         -----------------------------------
Borrower and its Subsidiaries is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. No Default has occurred and is continuing.

          SECTION 3.08.  Investment and Holding Company Status.  Neither the
                         -------------------------------------
Company, the Borrower nor any of its Subsidiaries is (a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940 or (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

          SECTION 3.09.  Taxes.  Each of the Company, Borrower and its
                         -----
Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which the Borrower or such Subsidiary, as applicable, has set aside on its books adequate reserves or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

          SECTION 3.10.  ERISA.  No ERISA Event has occurred or is reasonably
                         -----
expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. The present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $250,000 the fair market value of the assets of such Plan, and the present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $250,000 the fair market value of the assets of all such underfunded Plans.

          SECTION 3.11.  Disclosure.  The Borrower has disclosed to the Lenders
                         ----------
all agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. None of the reports, financial statements, certificates or other information furnished by or on behalf of the Borrower to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that,
                                                                 -------- ----
with respect to Projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

          SECTION 3.12.  Insurance.  Schedule 3.12 accurately sets forth all
                         ---------
insurance policies and programs that will be in effect with respect to the Property, assets and business of the Borrower and its Subsidiaries, effective as of January 1, 1998, specifying for each such policy and program, (i) the amount thereof, (ii) the risks insured against thereby, (iii) the name of the insurer and each insured party thereunder, (iv) the policy or other identification number thereof, and (v) the expiration date thereof. The Borrower has delivered to the Administrative Agent copies of all insurance policies set forth on
Schedule 3.12. As of the Effective Date, such insurance policies and programs are in full force and effect.

          SECTION 3.13.  REIT Status. The Company is organized in conformity
                         -----------
with the requirements for qualification as an equity-oriented REIT under the Code. The Company has met all of the requirements for qualification as an equity-oriented REIT under the Code for its fiscal year ended December 31, 1996. The Company is in a position to qualify for its current fiscal year as a REIT under the Code and its proposed methods of operation will enable it to so qualify.

          SECTION 3.14.  Ownership of Projects, Minority Holdings and Property.
                         -----------------------------------------------------
Except with respect to encumbered Projects owned by special purpose entities created for purposes of securitizing the mortgage loans encumbering the same, ownership of all wholly owned Projects, Minority Holdings and other Property of the Consolidated Businesses is held by the Borrower and its direct or indirect wholly-owned Subsidiaries and is not held directly by the Company.

                              ARTICLE IV

                              Conditions
                              ----------

          SECTION 4.01.  Effective Date.  The obligations of the Lenders to
                         --------------
make Loans and of the Issuing Bank to issue Letters of Credit hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.02):

          (a) The Administrative Agent (or its counsel) shall have received from each party hereto either (i) a counterpart of this Agreement and all other Loan Documents to which it is a party, signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page of each such Loan Document) that such party has signed a counterpart of this Agreement and all other Loan Documents required to be delivered by the Administrative Agent.

          (b) The Administrative Agent shall have received a favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the Effective Date) of Latham & Watkins, counsel for the Borrower, substantially in the form of EXHIBIT E, and covering such other matters
                                  ---------
     relating to the Borrower, the Company, this Agreement or the Transactions as the Required Lenders shall reasonably request. The Borrower hereby requests such counsel to deliver such opinion.

          (c) The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of the Borrower and the Company, the authorization of the Transactions and any other legal matters relating to the Borrower, the Company, and such Subsidiaries, this Agreement or the Transactions, all in form and substance satisfactory to the Administrative Agent and its counsel.

          (d) The Administrative Agent shall have received a certificate, dated the Effective Date and signed by the President, a Vice President or a Financial Officer of the General Partner, confirming compliance with the conditions set forth in paragraphs (a) and (b) of Section 4.02.

          (e) No change in the business, assets, management, operations, or financial condition of the Borrower or any of its Properties shall have occurred since September 30, 1997 which change, in the judgment of the Administrative Agent, will have or is reasonably likely to have a Material Adverse Effect.

          (f) Except as disclosed to the Administrative Agent and the Lenders, since September 30, 1997, neither the Borrower nor the Company shall not have (i) entered into any (as determined in good faith by the Administrative Agent) commitment or transaction, including, without limitation, transactions for borrowings and capital expenditures, which are not in the ordinary course of the Borrower's business, (ii) declared or paid any dividends or other distributions, (iii) established compensation or employee benefit plans, or (iv) redeemed or issued any Stock or Stock Equivalents.

          (g) Since September 30, 1997, no agreement or license relating to the business, operations or employee relations of the Borrower or any of its Properties shall have been terminated, modified, revoked, breached or declared to be in default, the termination, modification, revocation, breach or default under which, in the reasonable judgment of the Administrative Agent, would result in a Material Adverse Effect.

          (h) Since September 30, 1997, no material adverse change shall have occurred in the conditions in the capital markets or the market for loan syndications generally.

          (i) The Administrative Agent shall have received all fees and other amounts due and payable by the Borrower on or prior to the Effective Date, including, to the extent invoiced, reimbursement or payment of all reasonable out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder.

          (j) The Administrative Agent shall have received (i) a Borrowing Base Certificate, dated the Effective Date and signed by a Responsible Officer, together with copies of the Eligible Project Documents in respect of each of the Eligible Projects shown listed thereon, and (ii) a Compliance Certificate, dated the Effective Date and signed by a Responsible Officer, in each case reasonably satisfactory to the Administrative Agent.

          (k)  The Administrative Agent shall have received the Letter
     Agreement.

          (l) The Administrative Agent shall have received Mortgage Documents in respect of each of the Initial Mortgaged Properties including, without limitation, the payments specified in clause (g) of the definition of Mortgaged Documents; provided that, notwithstanding clause (e) of the
                          -------- ----
     definition of Mortgaged Documents, this clause (l) shall be deemed satisfied on the Effective Date if the Administrative Agent shall have received duly executed estoppel certificates and Subordination and Attornment Agreements from tenants accounting for not less than 60% of the aggregate base rental revenues from the Initial Mortgaged Properties (in the case of Subordination and Attornment Agreements, when aggregated with tenants of the Initial Mortgaged Properties who occupy the same under Leases that are, by their terms, subject and subordinate to the Liens of the respective mortgages encumbering the Initial Mortgaged Properties); provided further that any further estoppel certificates and Subordination
     -------- ------- ----
     and Attornment Agreements in respect of the Initial Mortgaged Properties necessary to fulfill the requirement of clause (e) of the definition of Mortgaged Documents shall be delivered to the Administrative Agent no later than 45 days after the date hereof.

          (m) The Administrative Agent shall have received (i) the Guaranty duly executed by the Company, (ii) the Security Agreement duly executed by the Company, together with Financing Statements (Form UCC-1) under the Uniform Commercial Code of all jurisdictions as may be necessary or, in the reasonable opinion of the Administrative Agent, desirable to protect the security interest created thereunder and (iii) each Subsidiary Guaranty, duly executed by the Subsidiary Guarantor party thereto.

The Administrative Agent shall notify the Borrower and the Lenders of the Effective Date, and such notice shall be conclusive and binding.

  SECTION 4.02.  Each Credit Event.  The obligation of each Lender to make
                 -----------------
a Loan on the occasion of any Borrowing, and of the Issuing Bank to issue, amend, renew or extend any Letter of Credit, is subject to the satisfaction of the following conditions:

  (a)  The representations and warranties of the Borrower, the Company and each

  Subsidiary Guarantor set forth in any of the Loan Documents shall be true and correct in all material respects on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable.

     (b) At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default or Event of Default shall have occurred and be continuing.

     (c) The Borrower has not received written notice from the Required Lenders that an event has occurred since the date of this Agreement which has had, and continues to have, or is reasonable likely to have, a Material Adverse Effect.

     (d) The making of such Loan or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, on such date does not violate any Requirement of Law and is not enjoined, temporarily, preliminary or permanently.

     (e) The Administrative Agent shall have received a Borrowing Base Certificate, dated as of the date of the proposed Borrowing and signed by the President, a Vice President or a Financial Officer of the General Partner, satisfactory to the Administrative Agent, together with (to the extent not previously delivered) copies of the Eligible Project Documents in respect of each Eligible Project listed thereon.

     (f) In the event that such Loan is to be made or such Letter of Credit is to be issued, amended, renewed or extended prior to the Conversion Date, the Administrative Agent shall have received Mortgage Documents in respect of each of the Eligible Projects included for purposes of the Borrowing Base, including, without limitation, the payments specified in clause (g) of the definition of Mortgaged Documents.

     (g)  The Administrative Agent shall not have received a Notice of Breach.

     (h) The Administrative Agent shall have received such additional documents, information and materials as any Lender, through the Administrative Agent, may reasonably request.

Each Borrowing and each issuance, amendment, renewal or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in paragraphs (a) and
(b) of this Section.

                                  ARTICLE V

                             Affirmative Covenants
                             ---------------------

  Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full and all Letters of Credit shall have expired or terminated and all LC Disbursements shall have been reimbursed, the Borrower covenants and agrees with the Lenders that:

  SECTION 5.01.  Financial Statements and Other Information.  The Borrower will
                 ------------------------------------------
furnish to the Administrative Agent and each Lender:

  (a)   Quarterly Reports.
        -----------------

  (i)  Borrower Quarterly Financial Reports.  As soon as practicable, and in any
       ------------------------------------
event within forty-five (45) days after the end of each fiscal quarter in each Fiscal Year (other than the last fiscal quarter in each Fiscal Year), a consolidated balance sheet of the Borrower and the related consolidated statements of income, retained earnings and cash flow of the Borrower (to be prepared and delivered quarterly in conjunction with the other reports delivered hereunder at the end of each fiscal quarter) for each such fiscal quarter, in each case in the same form as the statements accepted by the Administrative Agent on the Effective Date and, in comparative form, the corresponding figures for the corresponding periods of the previous Fiscal Year, certified by a Financial Officer of the Borrower as fairly presenting the consolidated and consolidating financial position of the Borrower as of the dates indicated and the results of their operations and cash flow for the months indicated in accordance with GAAP, subject to normal year end audit adjustments.

  (ii)  Company Quarterly Financial Reports.  As soon as practicable, and in any
        -----------------------------------
event within forty-five (45) days after the end of each fiscal quarter in each Fiscal Year (other than the last fiscal quarter in each Fiscal Year), the Financial Statements of the Company and its Subsidiaries on Form 10-Q as at the end of such period and a report setting forth in comparative form the corresponding figures for the corresponding period of the previous Fiscal Year, certified by a Financial Officer of the Company as fairly presenting the consolidated and consolidating financial position of the Company and its Subsidiaries as at the date indicated and the results of their operations and cash flow for the period indicated in accordance with GAAP, subject to normal adjustments.

  (iii)  Quarterly Compliance Certificates.  Together with each delivery of
         ---------------------------------
any quarterly report pursuant to paragraph (a)(i) of this Section 5.01, the Borrower shall deliver (i) a Borrowing Base Certificate as of the end of such fiscal quarter, executed by a Responsible Officer, together with (to the extent not previously delivered) copies of the Eligible Project Documents in respect of each of the Eligible Projects shown listed thereon, and (ii) a Compliance Certificate as of the end of such fiscal quarter, executed by a Financial Officer.

  (iv)  Quarterly Financial Statements With Respect to the Mortgaged Properties.
        -----------------------------------------------------------------------
As soon as practicable and in any event within forty-five (45) days after the end of each fiscal quarter in each Fiscal Year (other than the last fiscal quarter in each Fiscal Year), a rent roll for each of the Mortgaged Properties certified by a Financial Officer, together with a statement of gross revenues, direct operating expenses, net income, capital expenditures, tenant improvements and leasing commissions for each of the Mortgaged Properties as at the end of such quarter, each of which statements shall (i) set forth in comparative form, the figures for the corresponding periods during the previous Fiscal Year, (ii) be prepared in reasonable detail and (iii) be certified by a Financial Officer that they are complete and correct and that they fairly present the gross revenues, direct operating expenses and net income of each such property as at the end of such fiscal quarter, in accordance with GAAP (subject to normal, year-end audit adjustments).

  (b)  Annual Reports
       --------------

  (i)  Borrower Financial Statements.  As soon as practicable, and in any event
       -----------------------------
within ninety (90) days after the end of each Fiscal Year, a consolidated balance sheet of the Borrower and the related consolidated statements of income, retained earnings and cash flow of the Borrower (to be prepared and delivered annually in conjunction with the other reports delivered hereunder at the end of each Fiscal Year) for each such Fiscal Year, in each case in the same form as the statements accepted by the Administrative Agent on the Effective Date and, in comparative form, the corresponding figures for the corresponding periods of the previous Fiscal Year, certified by a Financial Officer of the Borrower as fairly presenting the consolidated and consolidating financial position of the Borrower as of the dates indicated and the results of their operations and cash flow for the months indicated in accordance with GAAP, subject to normal year end audit adjustments.

  (ii)  Company Financial Statements.  As soon as practicable, and in any
        ----------------------------
event within ninety (90) days after the end of each Fiscal Year, the Financial Statements of the Company and its Subsidiaries on Form 10-K as at the end of such Fiscal Year and a report setting forth in comparative form the corresponding figures from the consolidated Financial Statements of the Company and its Subsidiaries for the prior Fiscal Year accompanied by a report thereon of Deloitte & Touche or other independent certified public accountants acceptable to the Administrative Agent, which report shall be unqualified as to scope of audit and shall state that such financial statements fairly present the consolidated financial position of the Company and its Subsidiaries as at the dates indicated and the results of their operations and cash flow for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except for changes with which Deloitte & Touche or any such other independent certified public accountants, if applicable, shall concur and which shall have been disclosed in the notes to the financial statements)(which report shall be subject to the confidentiality limitations set forth herein); and (iii) in the event that the report referred to in clause (ii) above is qualified, a copy of the management letter or any similar report delivered to the Company or to any officer or employee thereof by such independent certified public accountants in connection with such financial statements. The Administrative Agent and each Lender (through the Administrative Agent) may, with the consent of the Company (which consent shall not be unreasonably withheld), communicate directly with such accountants, with any such communication to occur together with a representative of the Company, at the expense of the Administrative Agent (or the Lender requesting such communication), upon reasonable notice and at reasonable times during normal business hours.

  (iii)  Annual Compliance Certificates.  Together with each delivery of any
         ------------------------------
annual report pursuant to clauses (i) and(ii) of this Section 5.01(b), the Borrower shall deliver a Compliance Certificate as of the end of such Fiscal Year, executed by a Financial Officer.

  (iv)  Tenant Bankruptcy Reports.  As soon as practicable, and in any event
        -------------------------
within ninety (90) days after the end of each Fiscal Year, the Borrower shall deliver a written report, in form reasonably satisfactory to the Administrative Agent, of all bankruptcy proceedings filed by or against any tenant of any of the Projects, which tenant occupies two percent (2%) or more of the gross leasable area in the Projects in the aggregate. The Borrower shall deliver to the Administrative Agent and the Lenders, immediately upon the Borrower's learning thereof, of any bankruptcy proceedings filed by or against, or the cessation of business or operations of, any tenant of any of the Projects which tenant occupies two percent (2%) or more of the gross leasable area in the Projects in the aggregate.

  (v)   Annual Financial Statements With Respect to the Mortgaged Properties.
        --------------------------------------------------------------------
As soon as practicable and in any event within ninety (90) days after the end of each Fiscal Year a rent roll for each of the Mortgaged Properties, together with a statement of gross revenues, direct operating expenses, net income, capital expenditures, tenant improvements and leasing commissions for each of the Mortgaged Properties for such Fiscal Year, in each case certified by a Financial Officer, together with an audited statement of gross revenues and direct operating expenses for each of the Properties for such Fiscal Year, each of which audited statements shall (i) set forth in comparative form, the figures for gross income and direct operating expenses for the previous Fiscal Year; provided that a comparative form shall not be required for the audited
-------- ----
statements delivered for the Fiscal Year 1997, (ii) be prepared in reasonable detail, (iii) be accompanied by a report thereon of Deloitte & Touche or other independent public accountants of comparable recognized national standing acceptable to the Lender, (iv) be unqualified as to scope of audit and (v) state that such consolidated statement presents fairly the gross revenues and direct operating expenses as at the end of such Fiscal Year of each such statement in accordance with GAAP.

  (c) Concurrently with any delivery of financial statements under clause (a) or (b) above, a certificate of a Financial Officer of the Borrower (i) certifying as to whether a Default has occurred and is continuing and, if a Default has occurred and is continuing, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with Sections 6.01(a) or (b), as applicable and (iii) stating whether any change in GAAP or in the application thereof has occurred since the date of the audited financial statements referred to in Section 3.04 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;

  (d)  Intentionally Deleted;

  (e) promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Borrower or any Subsidiary, or compliance with the terms of this Agreement, as the Administrative Agent or any Lender may reasonably request.

  SECTION 5.02.  Notices of Material Events.  (a) The Borrower will furnish to
                 --------------------------
the Administrative Agent and each Lender prompt written notice of the following:

               (i)  the occurrence of any Default;

               (ii) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting the Borrower or any Affiliate thereof that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;

               (iii) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect; and

               (iv) any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.

  (b) The Borrower shall deliver to the Administrative Agent and the Lenders written notice of each of the following not less than five (5) Business Days after the occurrence thereof: (a) a sale, transfer or other disposition of assets, in a single transaction or series of related transactions, for consideration in excess of $10,000,000, (b) an acquisition of assets, in a single transaction or series of related transactions, for consideration in excess of $20,000,000, and (c) the grant of a Lien with respect to assets, in a single transaction or series of related transactions, in connection with Indebtedness aggregating an amount in excess of $20,000,000. Simultaneously with delivery of any such notice, the Borrower shall be deemed to have represented and warranted to the Administrative Agent that Borrower is in compliance with this Agreement and the other Loan Documents both on a historical basis and on a pro forma basis, exclusive of the property sold, transferred and/or encumbered and inclusive of the property to be acquired or the indebtedness to be incurred. To the extent such proposed transaction would result in a failure to comply with the financial covenants set forth herein, proceeds of such transaction (together with such additional amounts as may be required), in an amount, as determined by the Administrative Agent, equal to that which would be required to reduce the Obligations so that Borrower will be in compliance with the covenants set forth herein upon the consummation of the contemplated transaction, shall be applied to prepay the Obligations.

  (c) The Borrower shall promptly notify the Administrative Agent upon obtaining knowledge of the bankruptcy or cessation of substantially all of the operations of any tenant to which greater than two percent (2%) of the Borrower's share of consolidated minimum rent is attributable.

  (d) promptly and in any event within ten days of the Borrower or any Subsidiary learning of any of the following, written notice to the Administrative Agent of any of the following:


               (i) the Release of any Hazardous Material on or from any property owned or leased by the Borrower of any of its Subsidiaries or Eligible Minority Holdings and any written order, notice, permit, application or other written communication or report received by the Borrower, any of its Subsidiaries or Eligible Minority Holdings in connection with or relating to any such Release, unless such Release is not reasonably likely to subject the Borrower or any of its Subsidiaries to Environmental Liabilities and Costs which would have a Material Adverse Effect;

               (ii) any notice or claim to the effect that the Borrower, any of its Subsidiaries or any Eligible Minority Holdings is or may be liable to any Person as a result of the Release or threatened Release of any Hazardous Material into the environment which liability would have a Material Adverse Effect;

               (iii) receipt by the Borrower, any of its Subsidiaries or Eligible Minority Holdings or any Operator of notification that any real or personal property of the Borrower or any of its Subsidiaries is subject to an Environmental Lien;

               (iv) any Remedial Action taken by the Borrower or any of its Subsidiaries or Eligible Minority Holdings or any other Person on their behalf in response to any Hazardous Material on, under or about any Real Property owned or leased by the Borrower or any of its Subsidiaries or Eligible Minority Holdings, unless such Remedial Action is not reasonably likely to subject the Borrower or any of its Subsidiaries or Eligible Minority Holdings to Environmental Liabilities and Costs which would have a Material Adverse Effect;

               (v) receipt by the Borrower or any of its Subsidiaries or Eligible Minority Holdings of any notice of violation of, or knowledge by the Borrower or any of its Subsidiaries or any Eligible Minority Holdings that there exists a condition which may result in a violation by the Borrower or any of its Subsidiaries or Eligible Minority Holdings of, any Environmental Law, unless such violation is not reasonably likely to subject the Borrower or any of its Subsidiaries to Environmental Liabilities and Costs which would have a Material Adverse Effect;

               (vi) any proposed Capital Expenditure by the Borrower or any of its Subsidiaries or Eligible Minority Holdings intended or designed to implement any existing or additional Remedial Action, unless such expenditures are not reasonably likely to have a Material Adverse Effect;

               (vii) the commencement of any judicial or administrative proceeding or investigation alleging a violation of any Environmental Law; or

               (viii) any proposed acquisition of stock, assets or Real Property, or any proposed leasing of property by the Borrower, or any of its Subsidiaries or Eligible Minority Holdings, unless such action is not reasonably likely to subject the Borrower and its Subsidiaries to Environmental Liabilities and Costs to the Borrower which would have a Material Adverse Effect; and

  (e) promptly, such additional financial and other information respecting the financial or other condition of the Borrower or any of its Subsidiaries or Eligible Minority Holdings or the status or condition of any Real Property owned or leased by the Borrower or its Subsidiaries or Eligible Minority Holdings, or the operation thereof which the Borrower is entitled to or can otherwise reasonably obtain, as the Administrative Agent from time to time reasonably requests; and

  (f) upon written request by any Lender through the Administrative Agent, a report providing an update of the status of any Environmental Claim, Remedial Action or any other issue identified in any notice or report required pursuant to this Section 5.02

Each notice delivered under this Section shall be accompanied by a statement of a Financial

Officer or other executive officer of the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

  SECTION 5.03.  Existence; Conduct of Business.  The Borrower will, and will
                 ------------------------------
cause each of its Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business.

  SECTION 5.04.  Payment of Obligations.  The Borrower will, and will cause
                 ----------------------
each of its Subsidiaries to, pay its obligations, including Tax liabilities, that, if not paid, could result in a Material Adverse Effect before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the Borrower or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

  SECTION 5.05.  Maintenance of Properties; Insurance.  The Borrower will, and
                 ------------------------------------
will cause each of its Subsidiaries to, (a) keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, and (b) maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are listed on Schedule 3.12 or substantially similar policies and programs as are acceptable to the Administrative Agent. Notwithstanding the foregoing (i) the Borrower will, on or before January 15, 1998, deliver to the Administrative Agent evidence satisfactory to the Administrative Agent that the earthquake insurance coverage listed on Schedule 3.12 has been increased by at least $20 million, and (ii) the Administrative Agent shall be entitled to review, on an annual basis, the earthquake insurance coverage maintained by the Borrower and its Subsidiaries and the probable maximum loss values in connection therewith, and to require such additional insurance coverage as the Administrative Agent shall determine, in its reasonable discretion, is required based on such review.

  SECTION 5.06.  Books and Records; Inspection Rights.  The Borrower will, and
                 ------------------------------------
will cause each of its Subsidiaries to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities. The Borrower will, and will cause each of its Subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender, unless an Event of Default has occurred and is continuing, at the expense of any such Lender, upon reasonable prior notice and during normal business hours, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested.

  SECTION 5.07.  Compliance with Laws.  The Borrower will, and will cause each
                 --------------------
of its Subsidiaries to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

  SECTION 5.08.  Use of Proceeds and Letters of Credit.  No part of the
                 -------------------------------------
proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations G, U and X. Letters of Credit will be issued only to support performance obligations or escrow deposits or as additional support for other operating purposes and partial credit enhancements for Indebtedness. The proceeds of the Loans, will be used only for the purposes of:

  (a) acquisition of retail Projects similar to and consistent with the types of Projects owned and/or operated by the Borrower on the Effective Date, located in the following states: Washington, California, Oregon, Arizona, Nevada, Utah or Idaho; and

  (b) refinancing of existing Indebtedness for borrowed money secured by Projects;

  (c)  redevelopment of Projects; and

  (d)  general corporate purposes of the Borrower and its Subsidiaries; provided
                                                                        --------
that no more than 10% of the Available Credit shall be used for such purpose at
----
any time.

  SECTION 5.09.  Company Status.  The Company shall at all times (1) remain a
                 --------------
publicly traded company listed on the American Stock Exchange; (2) retain direct or indirect management and control of the Borrower, and (3) operate its business at all times so as to satisfy all requirements necessary to qualify as an equity-oriented REIT under the Code. The Company will maintain adequate records so as to comply with all record-keeping requirements relating to the qualification of the Company as an equity-oriented REIT as required by the Code and applicable regulations of the Department of the Treasury promulgated thereunder and will properly prepare and timely file with the IRS all returns and reports required thereby. The Company will request from its shareholders all shareholder information required by the Code and applicable regulations of the Department of Treasury promulgated thereunder.

  SECTION 5.10.  Ownership of Projects, Minority Holdings and Property.  The
                 -----------------------------------------------------
ownership of substantially all wholly owned Projects, Minority Holdings and other Property of the Consolidated Businesses shall be held by the Borrower and its Subsidiaries and shall not be held directly by the Company.

  SECTION 5.11.  Intentionally Deleted.
                 ---------------------

  SECTION 5.12.  Environmental Matters.  (a)  The Borrower shall comply and
                 ---------------------
shall cause each of its Subsidiaries and Eligible Minority Holdings and each property owned or leased by such parties to comply in all material respects with all applicable Environmental Laws currently or hereafter in effect.

  (b) If Administrative Agent or Lenders at any time have a reasonable basis to believe that there may be a material violation of any Environmental Law by the Borrower or any of its Subsidiaries and Eligible Minority Holdings related to any Real Property owned or leased by the Borrower or any of its Subsidiaries and Eligible Minority Holdings, or Real Property adjacent to such Real Property, then the Borrower agrees, upon request from the Administrative Agent, to provide the Administrative Agent, at the Borrower's expense, with such reports, certificates, engineering studies or other written material or data as the Administrative Agent or Lenders may reasonably require so as to reasonably satisfy the Administrative Agent and Lenders that the Borrower or such Subsidiary, Eligible Minority Holding or Real Property owned or leased by them is in material compliance with all applicable Environmental Laws. Furthermore, Administrative Agent shall have the right to inspect during normal business hours any Real Property owned or leased by the Borrower or any of its Subsidiaries or Eligible Minority Holdings if at any time Administrative Agent or Lenders have a reasonable basis to believe that there may be such a material violation of Environmental Law.

  (c) The Borrower shall, and shall cause each of its Subsidiaries and Eligible Minority Holdings to, take such Remedial Action or other action as required by Environmental Laws, as any Governmental Authority requires, except to the extent contested in good faith and by proper proceedings, or as is appropriate and consistent with good business practice.

  SECTION 5.13.   Borrowing Base Determination/ Requirements.  (a)  As of the
                  ------------------------------------------
Effective Date, the Administrative Agent and the Lenders have accepted the Projects listed on Schedule 5.13 as Eligible Projects for the purposes of the
                   -------- ----
Borrowing Base as of the Effective Date, provided that the parties acknowledge
                                         -------- ----
and agree that:

  (i) Borrower owns only a ground leasehold interest in the Media City Center Project, but the Administrative Agent and the Lenders have agreed, as a one time waiver only, to accept such Project as an Eligible Project;

  (ii) the Montebello Project has a PML of more than 20% of the replacement cost thereof, but the Administrative Agent and the Lenders have agreed, as a one time waiver only, to accept such Project as an Eligible Project; and

  (iii) the Ross Center, Pacific Linen and Vancouver Park Projects each have a PML of more than 20% of their respective replacement costs, but the Administrative Agent and the Lenders have agreed, as a one time waiver only and only prior to the Conversion Date, (y) to accept such Projects as Eligible Projects at such time as their respective PMLs are reduced to 22% or less of their respective replacement costs, and (z) until such time as clause (y) is satisfied the Borrowing Base at any time prior to the Conversion Date shall be defined as the sum of 50% of the Aggregate Value of the Ross Center, Pacific Linen and Vancouver Park Projects (provided such Projects otherwise qualify as Eligible Projects) plus 65% of the Aggregate Value of the other Mortgaged Properties at such time.

  (b) If the Borrower desires that the Administrative Agent accept an additional Project as an Eligible Project for the purposes of the Borrowing Base, the Borrower shall so notify the Administrative Agent in writing and, if such notification is given prior to the Conversion Date deliver to the Administrative Agent a duly executed and completed due diligence request form in the form attached as EXHIBIT I hereto. Prior to the Conversion Date, in lieu of
                     ------- -
the Administrative Agent ordering the environmental reports and building condition survey as contemplated by such form, the Administrative Agent will accept environmental reports and building condition surveys prepared by consultants approved by the Administrative

Agent (a list of initially approved environmental consultants and initially approved building condition consultants is attached hereto as EXHIBIT J)
                                                              ------- -
provided such reports or surveys comply with the Administrative Agent's
--------
requirements as to scope of work as set forth on EXHIBIT K hereto and the
                                                 ------- -
Administrative Agent receives reliance letters (in the form attached as EXHIBIT
                                                                        -------
L  hereto or otherwise in form and substance reasonably acceptable to the
-
Administrative Agent) in favor of the Administrative Agent, the Lenders and their respective successors and assigns, and holders of any participation interests in the Loan. The Administrative Agent's acceptance of such Project in the Borrowing Base shall not be unreasonably withheld, conditioned or delayed, provided such Project shall meet the requirements for Eligible Projects
--------
specified herein and provided further that a Project shall not be accepted as an
                     -------- ------- ----
Eligible Project unless and until the Borrower has delivered to the Administrative Agent (i) prior to the Conversion Date, Mortgage Documents in respect of such Project including, without limitation, the payments specified in clause (g) of the definition of Mortgage Documents, and (ii) the Eligible Project Documents relating to such Project in form and substance reasonably satisfactory to the Administrative Agent. From and after the Conversion Date, in the event that the Administrative Agent accepts a Project as an Eligible Project based on Borrower's representations set forth in the Borrowing Base Certificate but later determines that such Project does not comply with the requirements set forth herein for Eligible Projects, then the Administrative Agent may so notify the Borrower and the Borrower shall repay any Borrowing Base Imbalance as required pursuant to Section 2.11(d) and, if so repaid, the representation regarding such Project contained in the Borrowing Base Certificate shall be deemed withdrawn. Notwithstanding the foregoing, a Project may, with the approval of the Required Lenders, be accepted as an Eligible Project notwithstanding that it shall fail to meet the requirements for Eligible Projects specified herein.

  (c) The Borrower shall promptly notify the Administrative Agent in writing in the event that at any time the Borrower or any of its Subsidiaries receives or otherwise gains knowledge that (i) any Project included in a prior Borrowing Base Certificate as an Eligible Project, ceases, for any reason whatsoever, to be an Eligible Project, or (ii) that the Aggregate Value of the Eligible Project is less than 90% of the Aggregate Value for such Eligible Project reflected in the most recent Borrowing Base Certificate delivered pursuant hereto, or (iii) the Loans and LC Exposure, outstanding at such time exceed the lower of the then effective Commitments or the Borrowing Base at such time as a result of any decrease in the Borrowing Base, and the amount of such excess. In the event of a Borrowing Base Imbalance, the Borrower shall prepay the Loans or a portion thereof as required pursuant to Section 2.11(d).

  (d) The Administrative Agent, at the expense of the Lenders (but such expense to be reimbursed by the Borrower in the event that a Project fails to meet requirements for an Eligible Project in any material respect) may make physical and other verifications of any Projects included as Eligible Projects in any reasonable manner and through any medium that the Administrative Agent considers advisable, and the Borrower shall furnish all such assistance and information as the Administrative Agent may require in connection therewith.

  (e) At all times prior to the Conversion Date, there shall be not less than five (5) Mortgaged Properties included in the Collateral.

  (f) The Administrative Agent shall have the right, at the expense of the Borrower, to require reappraisals of the Mortgaged Properties if the same are required pursuant to a Requirement of Law, provided that no more than one reappraisal shall be
                         -------- ----
required in any twelve (12) month period.

  (g) Notwithstanding anything to the contrary set forth herein, a Project shall cease to be an Eligible Project if it shall cease to comply with the requirements therefor set forth herein.

  SECTION 5.14.  Equity Infusion Requirement.  The Borrower shall cause the
                 ---------------------------
Company to comply with its obligations set forth in Section 4 of the Security Agreement.

                                  ARTICLE VI

                              Negative Covenants
                              ------------------

  Until the Commitments have expired or terminated and the principal of and
interest on each Loan and all fees   payable hereunder have been paid in full
and all Letters of Credit have expired or terminated and all LC Disbursements shall have been reimbursed, the Borrower covenants and agrees with the Lenders that:


  SECTION 6.01.  Indebtedness and Other Financial Covenants.
                 ------------------------------------------

  (a)  Prior to the Conversion Date.  For the period from and after the
       ----------------------------
Effective Date until the Conversion Date:

               (i)    Limitations on Indebtedness.  Neither the Borrower nor
                      ---------------------------
     any of its Subsidiaries shall directly or indirectly create, incur, assume or otherwise become or remain directly or indirectly liable with respect to any Indebtedness, except Indebtedness which, when aggregated with Indebtedness of the Borrower or any of its Subsidiaries and Minority Holdings Indebtedness allocable in accordance with GAAP to the Borrower or any Subsidiary of the Borrower, would not exceed, at any time (A) during the first and second Loan Years, seventy-five percent (75%) of Total Value, and (B) thereafter, sixty percent (60%) of Total Value ("Total Outstanding
                                                              -----------------
     Indebtedness Limitation"). In addition, except in its capacity as the
     ------------------------
     General Partner, the Company shall not incur, directly or indirectly, any Indebtedness other than the Guaranty.

               (ii)   Minimum Facility Interest Coverage Ratio.  As of the
                      ----------------------------------------
     first day of each calendar quarter for the immediately preceding calendar quarter, the ratio of (y) the aggregate sum of Adjusted NOI from the Mortgaged Properties, to (z) Facility Interest Expense for such quarter shall not be less than 1.75 to 1.00.

               (iii)    Minimum Fixed Charge Coverage Ratio.  As of the first
                        -----------------------------------
     day of each calendar quarter for the immediately preceding calendar quarter, the ratio of (A) Total Adjusted EBITDA, to (B) Fixed Charges shall not be less than (x) during the first Loan Year, 1.30 to 1.00, (y) during the Second Loan Year 1.50 to 1.00, and (z) thereafter, 1.75 to 1.00.

          (b)  From and After the Conversion Date. For the period from and after
               ----------------------------------
     the Conversion Date:

               (i)   Limitation on Indebtedness.  Neither the Borrower nor any
                     --------------------------
     of its Subsidiaries shall directly or indirectly create, incur, assume or otherwise become or remain directly or indirectly liable with respect to any Indebtedness, except Indebtedness which, when aggregated with Indebtedness of the Borrower or any of its Subsidiaries and Minority Holdings Indebtedness allocable in accordance with GAAP to the Borrower or any Subsidiary of the Borrower, would not exceed, at any time, (A) fifty-five percent (55%) of Total Value ("Total Outstanding Indebtedness
                                         ------------------------------
     Limitation"), or (B) in the case of Secured Indebtedness of the
     ----------
     Consolidated Businesses and the Borrower's proportionate share of Secured Indebtedness of its Minority Holdings, thirty-five percent (35%) of the Total Value ("Total Secured Outstanding Indebtedness Limitation"), or (C)
                   -------------------------------------------------
     in the case of Secured Recourse Indebtedness, the lesser of (y) ten percent (10%) of the Total Value, and (z) $100,000,000 ("Total Secured Outstanding
                                                      -------------------------
     Recourse Indebtedness Limitation").  In addition, any Secured Indebtedness
     --------------------------------
     of the Consolidated Businesses and of the Borrower's Minority Holdings that is not Non-Recourse Indebtedness shall not exceed seventy-five percent (75%) of the appraised value of the collateral therefor as at the date of incurrence of such Secured Indebtedness. Except in its capacity as General Partner, the Company shall not incur, directly or indirectly, any Indebtedness other than the Guaranty.

               (ii)   Minimum Combined Equity Value.  The Combined Equity Value
                      -----------------------------
     shall at no time be less than eighty-five percent (85%) of the Combined Equity Value as at the Conversion Date, plus an amount equal to eighty-five percent (85%) of all Net Offering Proceeds received by the Company after the Conversion Date.

               (iii)  Minimum Senior Unsecured Interest Coverage Ratio.  As of
                      ------------------------------------------------
     the first day of each calendar quarter for the immediately preceding calendar quarter, the ratio of (A) the sum of Total Adjusted Unencumbered NOI, to (B) Unsecured Interest Expense on Senior Unsecured Indebtedness for such quarter shall not be less than 2.00 to 1.00.

               (iv)   Minimum Unsecured Interest Coverage Ratio.  As of the
                      -----------------------------------------
     first day of each calendar quarter for the immediately preceding calendar quarter, the ratio of (A) Total Adjusted Unencumbered NOI to (B) Unsecured Interest Expense shall not be less than 1.75 to 1.00.

               (v)    Minimum Fixed Charge Coverage Ratio.  As of the first day
                      -----------------------------------
     of each calendar quarter for the immediately preceding calendar quarter, the ratio of (A) Total Adjusted EBITDA, to (B) Fixed Charges shall not be less than 1.75 to 1.00.

               (vi)   Maximum Dividend Payout Ratio.  The Company shall not make
                      -----------------------------
     any Restricted Payment during any of its fiscal quarters, which, when added to all Restricted Payments made during the three immediately preceding fiscal quarters, exceeds the greater of (A) 90% of FFO, and 100% of FAD, and (B) the amounts required to maintain its status as a REIT under the Code. For purposes of this provision, "Re-
       stricted Payment" means (A) any dividend or other distribution on any shares of the Company's capital stock (except dividends payable solely in shares of its capital stock or in rights to subscribe for or purchase shares of its capital stock), or (B) any payment on account of the purchase, redemption, retirement or acquisition of (1) any shares of the Company's capital stock, or (2) any option, warrant or other right to acquire shares of the Company's capital stock, provided that "Restricted
                                                     -------- ----
       Payment" shall not include any payments required to be made by the Company pursuant to the Haagen Agreement.

  (c)  Negative Pledge.  From and after the date hereof, neither the Borrower
       ---------------
       nor the Company will, and will not permit any Subsidiary, to enter into any agreement containing any provision prohibiting the creation or assumption of any Lien upon any Eligible Projects, or restricting the ability of the Borrower to amend or modify this Agreement or any other Loan Document.

  (d)  Pro Forma Calculations.  The Borrower shall comply with the financial
       ----------------------
       ratios set forth in this Section 6.01 as of the date of each Borrowing. The Borrower shall recalculate the financial ratios by adding the deemed amount equal to the Borrowing to the Indebtedness reflected on the most recently available financial statements, and adding thereto any Indebtedness incurred since the date of such financial statement and adding thereto the value of such assets (determined at cost) acquired with such Indebtedness to Total Value. The Borrower shall deliver a Compliance Certificate, signed by the Borrower representing and certifying that the pro forma calculations as of the date of the draw
                           --- -----
       demonstrate Borrower's compliance with the covenants and financial ratios set forth in this Section 6.01.

  SECTION 6.02.  Liens.  The Borrower will not, and will not permit any
                 -----
Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

  (a)  Permitted Encumbrances;

  (b) Liens with respect to Capital Leases of Equipment entered into in the ordinary course of business of the Borrower pursuant to which the aggregate Indebtedness under such Capital Leases does not exceed $5,000,000 for any Project; and

  (c) Liens securing Secured Indebtedness comprising, as of the date hereof, the Liens securing the Secured Indebtedness set forth on Schedule 3.04,
                                                                -------------
       subject to the limitations in Section 6.01(b).

  SECTION 6.03.  Fundamental Changes.  (a) The Borrower will not, and will not
                 -------------------
permit any Subsidiary to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or substantially all of its assets (in each case, whether now owned or hereafter acquired), or liquidate or dissolve, except (i) in connection with the issuance transfer, conversion or repurchase of limited partnership interests in Borrower, and (ii) if at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing (x) any Person may merge into the Borrower in a transaction in which the Borrower is the surviving corporation and (y) any Person may merge into any Subsidiary in a transaction in which the surviving corporation is a Subsidiary.

  (b) The Borrower will not, and will not permit any of its Subsidiaries to, engage to any material extent in any business other than businesses of the type conducted by the Borrower and its Subsidiaries on the date of execution of this Agreement and businesses reasonably related thereto.

  SECTION 6.04.  Investments, Loans, Advances, Guarantees and Acquisitions.  The
                 ---------------------------------------------------------
Borrower will not, and will not permit any of its Subsidiaries to, purchase, hold or acquire (including pursuant to any merger with any Person that was not a wholly owned Subsidiary prior to such merger) any capital stock, evidences of indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, Guarantee any obligations of, or make or permit to exist any investment or any other interest in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person constituting a business unit, except:

  (a)  Permitted Investments;

  (b)  Investments in Real Property; provided that (i) the aggregate Investments
                                     -------------
by the Borrower and its consolidated Subsidiaries in unimproved Real Property and Properties under construction shall not exceed 10% of Total Value, and (ii) Projects that are not located in the States of Washington, California, Oregon, Arizona, Nevada, Utah or Idaho, shall not exceed 10% of Total Value;

  (c)  Investments (including loans) in the Borrower's Subsidiaries; provided
                                                                     --------
that the Borrower shall not create or acquire any direct or indirect wholly-
----
owned Subsidiary which owns any Project that is Unencumbered after the Effective Date unless, concurrently with the creation or acquisition thereof, such Subsidiary executes and delivers to the Administrative Agent a Subsidiary Guaranty;

  (d)  Investments in Minority Holdings; provided that the aggregate Investments
                                         -------------
of the type set forth in this clause (d) shall not exceed 20% of Total Value;

  (e) Investments in notes secured by mortgages on any Real Property of any Person; provided that the aggregate Investments of the type set forth in this
        -------------
clause (e) shall not exceed 10% of Total Value; and

  (f) additional Investments in an amount outstanding at any time not to exceed $10,000,000.

  SECTION 6.05.  Hedging Agreements.  The Borrower will not, and will not
                 ------------------
permit any of its Subsidiaries to, enter into any Hedging Agreement, other than Hedging Agreements entered into in the ordinary course of business to hedge or mitigate risks to which the Borrower or any Subsidiary is exposed in the conduct of its business or the management of its liabilities.

  SECTION 6.06.  Transactions with Affiliates.  Neither the Borrower nor any
                 ----------------------------
of its Subsidiaries shall directly or indirectly enter into or permit to exist any transaction (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with any holder or holders of more than five percent (5%) of any class of equity Securities of the Borrower, or with any Affiliate of the Borrower which is not its Subsidiary, on terms less favorable to the Borrower or any of its Subsidiaries, as applicable, than those that might be obtained in an arm's length transaction at the time from Persons who are not such a holder or Affiliate. Nothing contained in this
Section 6.06 shall prohibit (a) increases in compensation and benefits for officers and employees of the Borrower or any of its Subsidiaries which are customary in the industry or consistent with the past business practice of the Borrower or such Subsidiary, provided that no Event of Default or Default has
                             -------- ----
occurred and is continuing; (b) payment of customary partners' indemnities; or
(c) performance of any obligations arising under the Loan Documents or (d) the performance by the Company and the Borrower of their obligations under the Lazard Agreements.

  SECTION 6.07.  Intentionally Deleted.
                 ---------------------

  SECTION 6.08.  Margin Regulations; Securities Laws.  Neither the Borrower
                 -----------------------------------
nor any of its Subsidiaries, shall use all or any portion of the proceeds of any credit extended under this Agreement to purchase or carry Margin Stock.

  SECTION 6.09.  Negative Covenants of the Company.
                 ---------------------------------
  (a) The Company will not acquire any assets of any nature whatsoever, other than additional units in the Borrower.

  (b) From and after the date hereof, the Company will not incur any Indebtedness or any other obligations or liabilities except (x) in its capacity as the general partner of the Borrower in connection with transactions entered into in the ordinary course of business, and (y) Indebtedness, the net proceeds of which are contributed to the Borrower simultaneously with the incurrence thereof by the Company.

  (c) From and after the date hereof, the Company will not retain any Net Offering Proceeds, and the same will be contributed by the Company to the Borrower simultaneously with receipt thereof by the Company.

  (d) The Company shall not enter into any merger or consolidation, or liquidate, wind-up or dissolve (or suffer any liquidation or dissolution), or convey, lease, sell, transfer or otherwise dispose of, in one transaction or series of transactions, any of its business or assets, including its interests in the Borrower. Notwithstanding the foregoing, the Company shall be permitted to merge with another Person so long as the Company is the surviving Person following such merger.

  SECTION 6.10.  Environmental Matters.  (a)  The Borrower shall not, and shall
                 ---------------------
not permit any of its Subsidiaries or Eligible Minority Holdings or, to the extent reasonably practicable, any other Person to dispose of any Hazardous Material in violation of any

Environmental Laws by placing it in or on the ground or waters of any property owned or leased by the Borrower or any of its Subsidiaries or Eligible Minority Holdings.

  (b) The Borrower shall not, and shall not permit any of its Subsidiaries or Eligible Minority Holdings, or, to the extent practicable, authorize any other Person to, dispose or to arrange for the disposal of any Hazardous Material on behalf of the Borrower or any of its Subsidiaries or Eligible Minority Holdings except in material compliance with all applicable Environmental Laws currently and hereinafter in effect.

                                  ARTICLE VII

                               Events of Default
                               -----------------

  If any of the following events ("Events of Default") shall occur:
                                   -----------------

          (a) the Borrower shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

          (b) the Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under this Agreement or any other Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of three Business Days;

          (c) any representation or warranty made or deemed made by or on behalf of the Borrower or any Subsidiary in or in connection with this Agreement or any other Loan Document or any amendment or modification hereof or thereof or waiver hereunder or thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement or any amendment or modification hereof or waiver hereunder, shall prove to have been incorrect in any material respect when made or deemed made;

          (d) the Borrower shall fail to observe or perform any covenant, condition or agreement contained in Article VI;

          (e) the Borrower shall fail to observe or perform any covenant, condition or agreement contained in this Agreement or any other Loan Document (other than those specified in clause (a), (b) or (d) of this Article), and such failure shall continue unremedied for a period of 30 days after written notice thereof from the Administrative Agent to the Borrower (which notice will be given at the request of any Lender);

          (f) the Borrower or any Subsidiary shall fail to make any payment (whether of principal or interest and regardless of amount) and such failure shall continue beyond any applicable grace period in respect of any Material Indebtedness, when and as the same shall become due and payable;

          (g) any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this
                                                          -------- ----
     clause (g) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness unless prohibited by this Agreement;

          (h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Company, the Borrower or any Subsidiary or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Company, the Borrower or any Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

          (i) the Company, the Borrower or any Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Company, the Borrower or any Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

          (j) the Company, the Borrower or any Subsidiary shall become unable, admit in writing or fail generally to pay its debts as they become due;

          (k) one or more judgments for the payment of money in an aggregate amount in excess of $10,000,000 shall be rendered against the Borrower, any Subsidiary or any combination thereof and, except to the extent payment of the same shall be covered by insurance, the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Borrower or any Subsidiary to enforce any such judgment;

          (l) an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect;

          (m)  a Change in Control shall occur;

          (n) an event shall occur which has a Material Adverse Effect;

          (o) the Company shall fail to (i) maintain its status as a REIT for federal income tax purposes, (ii) continue as a general partner of the Borrower, (iii) comply with all Requirements of Law applicable to it and its businesses and Properties, in each case where the failure to so comply individually or in the aggregate will have or is reasonably likely to have a Material Adverse Effect, (iv) remain listed on the American Stock Exchange, or (v) file all tax returns and reports required to be filed by it with any Governmental Authority as and when required to be filed or to pay any taxes, assessments, fees or other governmental charges upon it or its Property, assets, receipts, sales, use, payroll, employment, licenses, income, or franchises which are shown in such returns, reports or similar statements to be due and payable as and when due and payable, except for taxes, assessments, fees and other governmental charges (A) that are being contested by the Company in good faith by an appropriate proceeding diligently pursued, (B) for which adequate reserves have been made on its books and records, and (C) the amounts the non-payment of which would not, individually or in the aggregate, result in a Material Adverse Effect and such failure under this clause (v), to the extent curable, shall remain uncured for a period of thirty (30) days after notice thereof from the Administrative Agent to the Borrower;

          (p) the Company shall merge or liquidate with or into any other Person and, as a result thereof and after giving effect thereto, (i) the Company is not the surviving Person or (ii) such merger or liquidation would effect an acquisition of or Investment in any Person not otherwise permitted under the terms of this Agreement;

          (q) the Borrower or any of its Subsidiaries shall have entered into any consent or settlement decree or agreement or similar arrangement with an Governmental Authority or any judgment, order, decree or similar action shall have been entered against the Borrower or any of its Subsidiaries, in each case based on or arising from the violation of or pursuant to any Environmental Law, or the generation, storage, transportation, treatment, disposal or Release of any Hazardous Material and, in connection with all the foregoing, the Borrower and its Subsidiaries are likely to incur Environmental Liabilities and Costs which would have a Material Adverse Effect; or

          (r) the Equity Infusion shall not have occurred by the outside dates provided in Section 4 of the Security Agreement;

then, and in every such event (other than an event with respect to the Borrower described in clause (h) or (i) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take either or both of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and
(ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; and in case of any event with respect to the Borrower described in clause (h) or (i) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower. In addition to the remedies set forth above, the Administrative Agent may exercise any remedies provided for in the Collateral Documents, if any, or by applicable law.

                                 ARTICLE VIII


                           The Administrative Agent
                           ------------------------

  Each of the Lenders and the Issuing Bank hereby irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof, together with such actions and powers as are reasonably incidental thereto.

  The bank serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent hereunder.

  The Administrative Agent shall not have any duties or obligations except those expressly set forth herein. Without limiting the generality of the foregoing,
(a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing,
(b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that the Administrative Agent is required to exercise in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02), and (c) except as expressly set forth herein, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02) or in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by the Borrower or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement, (ii) the contents of any certificate, report or other document delivered hereunder or in connection herewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

  The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

  The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

  Subject to the appointment and acceptance of a successor Administrative Agent as provided in this paragraph, the Administrative Agent may resign at any time by notifying the Lenders, the Issuing Bank and the Borrower. Upon any such resignation, the Required Lenders shall have the right to appoint a successor provided that, if an Event of Default is not continuing, such appointment shall
-------- ----
be subject to the consent of the Borrower, such consent not to be unreasonably withheld, conditioned or delayed. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders and the Issuing Bank, appoint a successor Administrative Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the Administrative Agent's resignation hereunder, the provisions of this Article and Section 9.03 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent.

  Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any related agreement or any document furnished hereunder or thereunder.


                                  ARTICLE IX

                                 Miscellaneous
                                 -------------

  SECTION 9.01.  Notices.  Except in the case of notices and other
                 -------
communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

          (a) if to the Borrower, to Alexander Haagen Properties Operating Partnership, L.P., 3500 North Sepulveda Boulevard, Manhattan Beach, California 90266, Attention: Steven M. Jaffe, Esq. (Telecopy No. 310-545-
     8455), with a copy to Latham & Watkins, 633 West Fifth Street, Suite 4000, Los Angeles, California 90071, Attention: Glen B. Collyer, Esq. (Telecopy No. 213-891-8763);

          (b) if to the Administrative Agent, to The Chase Manhattan Bank, 380 Madison Avenue, New York, New York 10017, Attention of Fran Nuchims (Telecopy No. (212) 622-3397), with a copy to The Chase Manhattan Bank, 270 Park Avenue, New York 10017, Attention of Jacqueline Stein, Esq. (Telecopy No. 212-270-2934);

          (c) if to the Issuing Bank, to it at The Chase Manhattan Bank, 55 Water Street, Room 1710, New York, New York 10041, Attention of Standing Letter of Credit Department (Telecopy No. 212-638-8200);

          (d) if to any other Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

  SECTION 9.02.  Waivers; Amendments.  (a)  No failure or delay by the
                 -------------------
Administrative Agent, the Issuing Bank or any Lender in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing Bank and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or the Issuing Bank may have had notice or knowledge of such Default at the time.

  (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders or by the Borrower and the Administrative Agent with the consent of the Required Lenders; provided that no
                                                               -------- ----
such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or LC Exposure or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby, (iii) postpone the scheduled date of payment of the principal amount of any Loan or LC Disbursement, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment (other than interest under
Section 2.13(d)), or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender affected thereby, (iv) change Section 2.18(b) or (c) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, (v) change any of the provisions of this Section or the definition of "Required Lenders" or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender, (vi) change the definitions of Available Credit, Borrowing Base or Aggregate Value without the written consent of each Lender (provided that the
                                                            -------- ----
foregoing shall not include changes in any defined terms used in such definitions), (vii) release Guarantor or, except as provided in Section 2.11(f) hereof, any Subsidiary Guarantor from its obligations under the Guaranty or any Subsidiary Guaranty, as applicable, without the written consent of each Lender,
(viii) release any Mortgaged Property otherwise than in compliance with Section 2.11(e) hereof without the written consent of each Lender, (ix) amend this
Section 9.02(b) without the written consent of each Lender, or (x) prior to the Conversion Date only, change any of the provisions of Section 6.01(b) without the written consent of Lenders having Commitments representing at least 85% of the sum of the total Commitments at such time; provided further that no such
                                               -------- ------- ----
agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent or the Issuing Bank hereunder without the prior written consent of the Administrative Agent or the Issuing Bank, as the case may be.

  SECTION 9.03.  Expenses; Indemnity; Damage Waiver.  (a)  The Borrower shall
                 ----------------------------------
pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent, in connection with the syndication of the credit facilities provided for herein, the preparation and administration of this Agreement or any amendments, modifications or waivers of the provisions hereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by the Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all reasonable out-of-pocket expenses incurred by the Administrative Agent, the Issuing Bank or, if an Event of Default has occurred and is continuing, any Lender, including the reasonable fees, charges and disbursements of any counsel for the Administrative Agent, the Issuing Bank or any Lender, in connection with the enforcement or protection of its rights in connection with this Agreement, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including all such reasonable out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

  (b) The Borrower shall indemnify the Administrative Agent, the Issuing Bank and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an "Indemnitee") against, and hold each Indemnitee
                             ----------
harmless from, any and all losses, claims, damages, liabilities and related reasonable expenses, including the reasonable fees, charges and disbursements of any counsel for any Indemnitee, actually incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement or any agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by the Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any misrepresentation or breach of warranty under Section 5.12 or any Environmental Claim or any Environmental Lien or any Remedial Action arising out of or based upon anything relating to Real Property owned or leased by the Borrower or any of its Subsidiaries; or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to
                                   -------- ----
any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses resulted from the gross negligence or willful misconduct of such Indemnitee.

  (c) To the extent that the Borrower fails to pay any amount required to be paid by it to the Administrative Agent or the Issuing Bank under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent or the Issuing Bank, as the case may be, such Lender's Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount;

provided that the unreimbursed expense or indemnified loss, claim, damage,
-------- ----
liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent or the Issuing Bank in its capacity as such.

  (d) To the extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.

  (e) All amounts due under this Section shall be payable not later than five days after written demand therefor.

  SECTION 9.04.  Successors and Assigns.  (a)  The provisions of this Agreement
                 ----------------------
shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Issuing Bank and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

  (b) Any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that (i) except in
                                                   -------- ----
the case of an assignment to a Lender or an Affiliate of a Lender, the Administrative (and, in the case of an assignment of all or a portion of a Commitment or any Lender's obligations in respect of its LC Exposure, the Issuing Bank) and prior to the occurrence of an Event of Default, the Borrower must give their prior written consent to such assignment (which consent shall not be unreasonably withheld), (ii) except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender's Commitment, the amount of the Commitment of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 unless each of the Borrower and the Administrative Agent otherwise consent, (iii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement, (iv) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500, and (v) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire; and provided further that
                                                          -------- ------- ----
any consent of the Borrower otherwise required under this paragraph shall not be required if an Event of Default under clause (h) or (i) of Article VII has occurred and is continuing. Subject to acceptance and recording thereof pursuant to paragraph (d) of this Section, from and after the effective date specified in each Assignment and Acceptance the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.15, 2.16, 2.17 and 9.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such

Lender of a participation in such rights and obligations in accordance with paragraph (e) of this Section.

  (c) The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices in The City of New York a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in
                                                     --------
the Register shall be conclusive, and the Borrower, the Administrative Agent, the Issuing Bank and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, the Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

  (d) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, the assignee's completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

  (e) Any Lender may, without the consent of the Borrower, the Administrative Agent or the Issuing Bank, sell participations to one or more banks or other entities (a "Participant") in all or a portion of such Lender's rights and
             -----------
obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (i) such Lender's obligations under
                            -------- ----
this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent, the Issuing Bank and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that
                   -------- ----
such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that affects such Participant. Subject to paragraph (f) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.15, 2.16 and 2.17 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.18(c) as though it were a Lender.

  (f)  A Participant shall not be entitled to receive any greater payment under
Section 2.15 or 2.17 than the applicable Lender would have been entitled to receive with respect to the participation sold to such

Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.17 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with
Section 2.17(e) as though it were a Lender.

  (g) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security
                        -------- ----
interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

  SECTION 9.05.  Survival.  All covenants, agreements, representations and
                 --------
warranties made by the Borrower herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, the Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 2.15, 2.16, 2.17 and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

  SECTION 9.06.  Counterparts; Integration; Effectiveness.  This Agreement may
                 ----------------------------------------
be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. This Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

  SECTION 9.07.  Severability.  Any provision of this Agreement held to be
                 ------------
invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

  SECTION 9.08.  Right of Set-off.  If an Event of Default shall have occurred
                 ----------------
and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set-off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured; provided that, each of the Lenders shall, and
                              -------- ----
hereby does, agree that it will not exercise such rights of set-off without the prior written consent of the Administrative Agent. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of set-off) which such Lender may have.

  SECTION 9.09.  Governing Law; Jurisdiction; Consent to Service of Process.
                 ----------------------------------------------------------
  (a) This Agreement shall be construed in accordance with and governed by the law of the State of New York.

  (b) The Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, in such Federal court.
Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent, the Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement against the Borrower or its properties in the courts of any jurisdiction.

  (c) The Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

  (d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

  SECTION 9.10.  WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY WAIVES, TO
                 --------------------
THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT

OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

  SECTION 9.11.  Headings.  Article and Section headings and the Table of
                 --------
Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

  SECTION 9.12.  Confidentiality.  Each of the Administrative Agent, the
                 ---------------
Issuing Bank and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder,
(f) subject to an agreement containing provisions substantially the same as those of this Section, to any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, (g) with the written consent of the Borrower or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent, the Issuing Bank or any Lender on a nonconfidential basis from a source other than the Borrower. For the purposes of this Section, "Information" means all
                                                      -----------
information received from the Borrower relating to the Borrower or its business, other than any such information that is available to the Administrative Agent, the Issuing Bank or any Lender on a nonconfidential basis prior to disclosure by the Borrower. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

  SECTION 9.13.  Interest Rate Limitation.  Notwithstanding anything herein to
                 ------------------------
the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the "Charges"), shall exceed the maximum
                                             -------
lawful rate (the "Maximum Rate") which may be contracted for, charged, taken,
                  ------------
received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


                              ALEXANDER HAAGEN PROPERTIES OPERATING PARTNERSHIP, L.P., a California limited partnership



                              By: ALEXANDER HAAGEN

                                  PROPERTIES, INC., a Maryland corporation, general partner



                              By:___________________________
                                  Name:
                                  Title:



                              THE CHASE MANHATTAN BANK, individually and as Administrative Agent,

                              By:___________________________
                                Name:
                                Title:


                              CREDIT LYONNAIS, NEW YORK BRANCH


                              By:_______________________
                                  Name:
                                  Title:


                              CIBC INC.


                              By: CIBC OPPENHEIMER, CORP., AS AGENT


                              By:
                                  Name:
                                  Title:

                                 SCHEDULE 2.01

                                  COMMITMENTS




         Lender                       Commitment
         ------                       ------------

The Chase Manhattan Bank              $ 87,500,000
Credit Lyonnais, New York Branch      $ 87,500,000
CIBC Inc.                             $ 75,000,000
                                      ------------

               TOTAL                  $250,000,000
                                      ============

                                   EXHIBIT B

                                   [FORM OF]

                           ASSIGNMENT AND ACCEPTANCE


  Reference is made to the Credit Agreement dated as of ___________, 1997 (as amended and in effect on the date hereof, the "Credit Agreement"), among Alexander Haagen Properties Operating Partnership, L.P., the Lenders named therein and The Chase Manhattan Bank, as Administrative Agent for the Lenders. Terms defined in the Credit Agreement are used herein with the same meanings.

  The Assignor named on the reverse hereof hereby sells and assigns, without recourse, to the Assignee named on the reverse hereof, and the Assignee hereby purchases and assumes, without recourse, from the Assignor, effective as of the Assignment Date set forth on the reverse hereof, the interests set forth on the reverse hereof (the "Assigned Interest") in the Assignor's rights and obligations under the Credit Agreement, including, without limitation, the interests set forth on the reverse hereof in the Commitment of the Assignor on the Assignment Date and Loans owing to the Assignor which are outstanding on the Assignment Date, together with the participations in Letters of Credit and LC Disbursements held by the Assignor on the Assignment Date, but excluding accrued interest and fees to and excluding the Assignment Date. The Assignee hereby acknowledges receipt of a copy of the Credit Agreement. From and after the Assignment Date (i) the Assignee shall be a party to and be bound by the provisions of the Credit Agreement and, to the extent of the Assigned Interest, have the rights and obligations of a Lender thereunder and (ii) the Assignor shall, to the extent of the Assigned Interest, relinquish its rights and be released from its obligations under the Credit Agreement.

  This Assignment and Acceptance is being delivered to the Administrative Agent together with (i) if the Assignee is a Foreign Lender, any documentation required to be delivered by the Assignee pursuant to Section 2.17(e) of the Credit Agreement, duly completed and executed by the Assignee, and (ii) if the Assignee is not already a Lender under the Credit Agreement, an Administrative Questionnaire in the form supplied by the Administrative Agent, duly completed by the Assignee. The [Assignee/Assignor] shall pay the fee payable to the Administrative Agent pursuant to Section 9.04(b) of the Credit Agreement.

          This Assignment and Acceptance shall be governed by and construed in accordance with the laws of the State of New York.

Date of Assignment:

Legal Name of Assignor:

Legal Name of Assignee:

Assignee's Address for Notices:


Effective Date of Assignment
("Assignment Date"):






===========================================================================================
                                                                  Percentage Assigned of
                                                                Facility/Commitment (set
                                                                    forth, to at least 8
                                                              decimals, as a percentage of
                                                                  the Facility and the
                                 Principal                    aggregate Commitments of all
Facility                         Amount Assigned                   Lenders thereunder)
--------                         ---------------                           ----------
-------------------------------------------------------------------------------------------
Commitment Assigned:             $                                                   %
-------------------------------------------------------------------------------------------
Loans:
===========================================================================================

The terms set forth above and on the reverse side hereof are hereby agreed to:


                         [Name of Assignor]   , as Assignor
                         ---------------------


                         By:______________________________
                            Name:
                            Title:


                         [Name of Assignee]   , as Assignee
                         ---------------------


                         By:______________________________
                            Name:
                            Title:

The undersigned hereby consent to the within assignment:

                              The Chase Manhattan Bank,
                              as Administrative Agent,



                              By: /s/ Fran M. Nichims
                                 -------------------------------
                                         Name:
                                         Title:  Vice President



                              The Chase Manhattan Bank,
                              as Issuing Bank,


                              By: /s/ Fran M. Nichims
                                  ------------------------------
                                         Name:
                                         Title:  Vice President


                              [Provided No Event of Default]


                              ALEXANDER HAAGEN PROPERTIES
                              OPERATING PARTNERSHIP, L.P.,
                              a California limited partnership



                              By: ALEXANDER HAAGEN PROPERTIES, INC., a
                                  Maryland corporation, general partner



                              By: /s/ Stuart J.S. Gulland
                                 -------------------------------
                                         Name:
                                         Title:  SENIOR VICE PRESIDENT AND
                                                 CHIEF FINANCIAL OFFICER